                                                                EXHIBIT 10.2(a)




===============================================================================




                        CHARTER COMMUNICATIONS II, L.P.

                        CHARTER COMMUNICATIONS III, L.P.

                            PEACHTREE CABLE TV, INC.





                          SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT





                       __________________________________

                          Dated as of February 7, 1997
                       __________________________________



===============================================================================

                               TABLE OF CONTENTS

Article 1.  Definitions and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

                    1.1   Certain Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                    1.2   Additional Defined Term   . . . . . . . . . . . . . . . . . . . . . . . . . 18
                    1.3   Accounting Terms and Determinations   . . . . . . . . . . . . . . . . . . . 18
                    1.4   Classes and Types   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Article 2.  Loans and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                    2.1   Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                    2.2   Borrowings and Conversions  . . . . . . . . . . . . . . . . . . . . . . . . 19
                    2.3   Changes of Commitments and Term Loan Repayment  . . . . . . . . . . . . . . 20
                    2.4   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                    2.5   Several Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
                    2.6   Pro Forma Restrictions on Indebtedness  . . . . . . . . . . . . . . . . . . 24
                    2.7   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
                    2.8   Notes and Loan Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . 24
                    2.9   Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
                    2.10  Borrowers' Obligations   . . . . . . . . . . . . . . . . . . . . . . . . .  25
Article 3.  Payments of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                    3.1   Repayments of Principal   . . . . . . . . . . . . . . . . . . . . . . . . . 26
                    3.2   Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

Article 4.  Payments; Computations; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                    4.1   Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                    4.2   Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
                    4.3   Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
                    4.4   NonReceipt of Funds by the Administrative Agent   . . . . . . . . . . . . . 28
                    4.5   Sharing of Payments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . 28

Article 5.  Yield Protection and Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                    5.1   Additional Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
                    5.2   Limitation on Types of Loans  . . . . . . . . . . . . . . . . . . . . . . . 30
                    5.3   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                    5.4   Base Rate Loans pursuant to Sections 5.1 and 5.3  . . . . . . . . . . . . . 31
                    5.5   Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
                    5.6   Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

Article 6.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                    6.1   Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                    6.2   Cencom. Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                    6.3   Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Article 7. Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

                    7.1   Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                    7.2   Capital Structure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                    7.3   Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
                    7.4   Financial Condition and Outstanding Agreements  . . . . . . . . . . . . . . 39
                    7.5   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
                    7.6   Assets and Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                    7.7   Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                    7.8   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                    7.9   No Default or Burdensome Obligations  . . . . . . . . . . . . . . . . . . . 40
                    7.10  Approval of Regulatory Authorities  . . . . . . . . . . . . . . . . . . . . 40
                    7.11  Binding Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                    7.12  Partnership Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                    7.13  Franchise and Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . 41
                    7.14  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                    7.15  Name Changes; Purchases; Acquisitions   . . . . . . . . . . . . . . . . . . 42
                    7.16  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
                    7.17  Full Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
                    7.18  Foreign Trade Regulations and Government Regulation   . . . . . . . . . . . 43
                    7.19  Purchase Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Article 8.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

                    8.1   Financial Statements and Other Information  . . . . . . . . . . . . . . . . 44
                    8.2   Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                    8.3   Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
                    8.4   Maintenance of Existence; Conduct of Business   . . . . . . . . . . . . . . 46
                    8.5   Maintenance of and Access to Properties   . . . . . . . . . . . . . . . . . 47
                    8.6   Compliance with Applicable Laws   . . . . . . . . . . . . . . . . . . . . . 47
                    8.7   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                    8.8   Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                    8.9   Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                    8.10  Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
                    8.11  Fixed Charge Coverage Ratio   . . . . . . . . . . . . . . . . . . . . . . . 48
                    8.12  Debt Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                    8.13  Pro Forma Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                    8.14  Interest Rate Protection Arrangements   . . . . . . . . . . . . . . . . . . 48
                    8.15  Type of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                    8.16  Acquisitions and Dispositions   . . . . . . . . . . . . . . . . . . . . . . 49
                    8.17  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . 50
                    8.18  Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                    8.19  Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                    8.20  Management Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
                    8.21  Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                    8.22  Partnership Interests   . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                    8.23  Amendment of Purchase Agreements  . . . . . . . . . . . . . . . . . . . . . 51
                    8.24  Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
                    8.25  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
                    8.26  Qualified Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . 52

Article 9. Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Article 10.  The Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56

                    10.1   Appointment, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                    10.2   Reliance by Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
                    10.3   Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                    10.4   Rights as a Bank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                    10.5   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                    10.6   NonReliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
                    10.7   Failure to Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
                    10.8   Resignation or Removal   . . . . . . . . . . . . . . . . . . . . . . . . . 58

Article 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                    11.1   Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59


                    11.2   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                    11.3   Indemnity and Expenses   . . . . . . . . . . . . . . . . . . . . . 59
                    11.4   Amendments, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . 60
                    11.5   Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . 60
                    11.6   Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . 62
                    11.7   Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                    11.8   Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                    11.9   Captions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                    11.10  Independent Remedies   . . . . . . . . . . . . . . . . . . . . . . 64
                    11.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                    11.12  Service of Process   . . . . . . . . . . . . . . . . . . . . . . . 64
                    11.13  Recourse to Partners   . . . . . . . . . . . . . . . . . . . . . . 65
                    11.14  Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . 65
                    11.15  Waiver of Trial by Jury  . . . . . . . . . . . . . . . . . . . . . 65


Schedule 1  Commitments

Exhibits
--------
1.1                            Franchises
2.2                            Borrowing Notice
2.8-1                          Tranche A Notes
2.8-2                          Tranche B Notes
2.8-3                          Tranche C Notes
7.2                            Capital Structure
7.4(b)                         Projections
7.4(c)                         Material Agreements
7.5                            Litigation
7.6                            Liens
7.9                            Defaults
7.10                           Approvals
7.13                           Licenses, Etc.
7.15                           Name Changes, Etc.
8.1                            Operating Report
8.8                            Indebtedness
8.10                           Investments
8.17                           Affiliate Transactions
11.6                           Assignment and Assumption

         AGREEMENT, dated as of February 7, 1997, among CHARTER COMMUNICATIONS II, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware ("CC II, L.P."), CHARTER COMMUNICATIONS III, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware ("CC III, L.P."), PEACHTREE CABLE TV, INC., a corporation duly organized and validly existing under the laws of the State of Nevada ("Peachtree"; CC II, L.P., CC III, L.P. and Peachtree are referred to collectively herein as the "Borrowers"); each of the banks and other financial institutions which is a signatory hereto (individually a "Bank" and collectively the "Banks"); CREDIT LYONNAIS NEW YORK BRANCH and TORONTO DOMINION (TEXAS), INC., as Arranging Agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Arranging Agents"); CIBC INC., NATIONSBANK OF TEXAS, N.A., BANK OF MONTREAL, CHICAGO BRANCH, BANQUE PARIBAS, PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, SOCIETE GENERALE and SUMITOMO BANK, as Managing Agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Managing Agents"); UNION BANK OF CALIFORNIA, N.A., CORESTATES BANK, N.A., ABN AMRO BANK, N.V., and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND," NEW YORK BRANCH, as Co-Agents for the Banks (in such capacity, together with their respective successors in such capacity, the "Co-Agents"); CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent for the Banks (in such capacity, together with its successors in such capacity, the "Documentation Agent"), and TORONTO DOMINION (TEXAS), INC., as Administrative Agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                              W I T N E S S E T H:

         WHEREAS, the Borrowers, certain of the Agents and certain of the Banks are party to a certain Amended and Restated Revolving Credit Agreement, dated as of March 28, 1996, which amended and restated that certain Revolving Credit Agreement, dated May 5, 1995, as amended by Amendment No. 1 thereto, dated as of July 31, 1995, and Amendment No. 2 thereto, dated as of November 30, 1995 (the "Prior Credit Agreement");
         WHEREAS, the Borrowers, the Agent and the Banks have agreed to amend and restate the Prior Credit Agreement as set forth herein and have agreed that
(a) the security interests in the Collateral (as defined in the Prior Credit Agreement) granted to the Administrative Agent for the benefit of the Banks to secure the performance of the Borrowers' obligations under the Prior Credit Agreement shall continue unimpaired and in full force and effect; and (b) this Agreement and the Loan Documents (as hereinafter defined) constitute an amendment, restatement, extension, consolidation and modification, but not a novation, of the Prior Credit Agreement and the Loan Documents (as defined in the Prior Credit Agreement); and
         WHEREAS, the Borrowers, the Agents and the Banks have agreed that, the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit

Agreement) are hereby superseded and replaced by this Agreement and the other Loan Documents (as hereinafter defined) if and to the extent the same are amended, restated, extended, consolidated or modified by this Agreement or the Loan Documents (as hereinafter defined);

         NOW, THEREFORE, the parties hereto agree to amend and restate the Prior Credit Agreement, in its entirety, as follows:

         Article 1. Definitions and Accounting Matters.

         1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meanings when used in the plural and vice versa):
         "Administrative Agent's Office" shall mean the office of the Administrative Agent at 909 Fannin, Suite 1700, Houston, Texas 77010, or such other office as the Administrative Agent may designate by notice to the Borrowers, the Agents and the Banks.
         "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or any other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.
         "Agents" shall mean, collectively, the Arranging Agents, the Managing Agents, the Co-Agents, the Administrative Agent and the Documentation Agent.
         "Annualized Operating Cash Flow" shall mean, as of any date of determination thereof, the product of Operating Cash Flow for the immediately preceding full calendar quarter multiplied by four.
         "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.
         "Applicable Margin" shall mean (a) with respect to Tranche A Loans and Tranche B Loans, the interest margin applicable to Tranche A and Tranche B Base Rate Loans, Tranche A and Tranche B LIBOR Loans and Tranche A and Tranche B CD Loans, based upon the

Debt Ratio at the end of the most recently completed calendar quarter, as set forth on the table below; and (b) with respect to Tranche C Loans, 1.50% for Tranche C Base Rate Loans, 2.50% for Tranche C LIBOR Loans, and 2.625% for Tranche C CD Loans. Increases in the Applicable Margin for Tranche A Loans and Tranche B Loans shall be effective (a) two Business Days after the due date of financial statements pursuant to clause (1) or (2), as the case may be, of
Section 8.1 hereof showing a Debt Ratio requiring an increase, if such financial statements are delivered on or before the due date thereof, or (b) the due date of such financial statements if such financial statements are not delivered on or before the due date thereof; and decreases in the Applicable Margin shall be effective the later of (x) two Business Days after the due date of financial statements pursuant to clause (1) or (2), as the case may be, of
Section 8.1 hereof showing a Debt Ratio requiring a decrease and (y) the date on which such financial statements are actually delivered; provided that if an Event of Default shall occur and be continuing, then, upon notice from the Administrative Agent, the Applicable Margin for Tranche A and Tranche B Loans shall be calculated as if the Debt Ratio was equal to 5.25:1

  Debt Ratios
   Less Than            But Greater
  or Equal to              Than                  Base                  LIBOR                   CD
  -----------         -------------              ----                  -----                  ---

    5.25:1                 5.00:1               1.000%                2.000%                2.250%

    5.00:1                 4.50:1               0.875%                1.875%                2.000%

    4.50:1                 4.00:1               0.750%                1.750%                1.875%

    4.00:1                 3.50:1               0.625%                1.625%                1.750%

    3.50:1                 3.00:1               0.500%                1.500%                1.625%

    3.00:1                 2.50:1               0.375%                1.375%                1.500%

    2.50:1                                      0.250%                1.250%                1.375%

         "Assessment Rate" shall mean, for any CD Loans, the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to insured banks by the Federal Deposit Insurance Corporation (or any successor thereto) for deposit insurance for Dollar time deposits on the first day of the Interest Period for such Loans, as determined by the Administrative Agent.
         "Bankruptcy Code" shall mean 11 U.S.C. Section 101, et seq., as amended.

         "Base Rate" shall mean on a daily basis, the higher of (a) the arithmetic average of the rates per annum established by The Toronto-Dominion Bank and Credit Lyonnais New York Branch, at their respective offices in New York City, from time to time as the reference rate for short-term commercial loans in Dollars to United States corporate borrowers (which the Borrowers acknowledge is not necessarily the lowest rate charged to borrowers of any Agent or any Bank) or (b) the Federal Funds Rate plus 5/8 of 1% per annum.
         "Base Rate Loans" shall mean Loans which bear interest at rates based upon the Base Rate.

         "Basic Subscribers" shall mean, as at any date of determination thereof, the sum of (a) the total number of households (exclusive of "second outlets", as such term is commonly understood in the cable television industry, and also exclusive of customers billed on a bulk- billing or commercial account basis) subscribing on such date to the cable television systems of the Borrowers and their Subsidiaries and paying the standard monthly service fees and charges imposed by the applicable Borrower or the applicable Subsidiary for basic cable television service, provided that such term shall not include any household whose account is more than 60 days past due on such date or which has not paid for at least one month's service; plus (b) the total number of Equivalent Subscribers as at the last day of the month ending on (or most recently ended prior to) such date.
         "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and Houston, Texas, where such term is used in the definition of "Quarterly Date" in this Section 1.1 or if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a LIBOR Loan or a notice by the Borrowers with respect to any such borrowing, payment, prepayment or Interest Period, any day which is also a London Banking Day.

         "Capital Expenditures" shall mean, for any period, expenditures (including Capital Lease Obligations paid or incurred) for fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding
(a) Investments, (b) the purchase price for the Systems and (c) repairs which are not capitalized on the books and financial records of the Borrowers) during such period.
         "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "CC II Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of CC II, L.P., dated as of June 28, 1994, and filed with the Secretary of State of the State of Delaware on June 28, 1994, as amended from time to time.
         "CC II General Partner" shall mean CCP II, Inc., a Delaware corporation; provided, however, that if Charter Southeast is substituted as the general partner of CC II, L.P. in accordance with Section 8.22 hereof, then, from and after the date of such substitution, all references to CC II General Partner herein shall be references to Charter Southeast.

         "CC II Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of CC II, L.P., dated as of March 28, 1996, and as further amended from time to time with the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld.

        "CC III Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of CC III, L.P., dated as of October 4, 1994, and filed with the Secretary of State of the State of Delaware on October 4, 1994, as amended from time to time.

         "CC III General Partner" shall mean CCP III, Inc., a Delaware corporation (formerly known as "BellWest Communications"), in its capacity as general partner of CC III, L.P.; provided, however, that if Charter Southeast is substituted as the general partner of CC III, L.P. in accordance with
Section 8.22 hereof, then, from and after the date of such substitution, all references to CC III General Partner shall be references to Charter Southeast.

         "CC III General Partner Pledge Agreement" shall mean the amended and restated stock pledge agreement, dated March 28, 1996, between CC II, L.P. and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

         "CC III Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of CC III, L.P., dated as of March 28, 1996, as amended from time to time with the prior written consent of the Majority Banks, which shall not be unreasonably withheld.

         "CD Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (b) of the definition of "Fixed Base Rate" in this Section 1.1.

         "Cencom Purchase Agreements" shall mean collectively the three separate Asset Purchase Agreements entered into between (a) Cencom Partners L.P. and CC II, L.P. dated as of January 16, 1997, (b) Cable Income Partners II, L.P. and CC II, L.P. dated as of May 30, 1996 (by assignment from Charter Communications, L.P.), and (c) Cencom Partners, L.P. and CC II, L.P. dated as of January 16, 1997, providing for the sale to CC II, L.P. of cable television systems located in Abbeville, South Carolina: Anderson County, South Carolina; and Lincolnton, North Carolina, respectively, for an aggregate purchase price of $68,400,000].

         "Charter Group" shall mean Charter Communications Group, a Missouri general partnership.

        "Charter Southeast" shall mean Charter Communications Southeast, L.P., a Delaware limited partnership.

        "Closing Date" shall mean the date of the making of the Tranche A, Tranche B and Tranche C Loans concurrently with the consummation of the transactions contemplated by the Hickory Purchase Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall have the meaning assigned to such term in the Security Documents.

         "Commitment" shall mean, as to any Bank, its Tranche A Loan Commitment, its Tranche B Loan Commitment, its Tranche C Loan Commitment or two or more of the above as the context may require.

         "Commitment Reduction Dates" shall mean the Quarterly Date occurring in September 1998, and the Quarterly Dates occurring in each December, March, June and September thereafter.

         "Debt Ratio" shall mean, as of any date of determination thereof, the ratio of (i) the aggregate amount of Specified Indebtedness on a consolidated basis as at such date of determination to (ii) Annualized Operating Cash Flow as at such date of determination.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Dollars" and "$" shall each mean lawful money of the United States of America.

         "Environmental Laws" shall mean all environmental, health and safety laws, regulations, resolutions, and ordinances applicable to any Borrower or its Subsidiaries or any other Loan Party, or any of their respective assets or properties, including, without limitation all laws, regulations, resolutions, ordinances and decrees relating to the release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any Hazardous Substance.

         "Equivalent Subscribers" shall mean, as at any date of determination thereof, the total number of equivalent households served on a bulk-billing or commercial account basis which shall be deemed equal to the quotient obtained by dividing (a) the total fees and charges billed by the Borrowers or their respective Subsidiaries during the month ended on (or most recently ended prior to) such date on a bulk-billing or commercial account basis, by (b) the average standard monthly service fees and charges that Basic Subscribers of the type described in clause (a) of the definition of such term in this Section 1.1 were billed during such month by the Borrowers or their respective Subsidiaries, provided that such term shall not include any equivalent household served on a bulk-billing or commercial account basis whose account is more than 60 days past due on such date or which has not paid for at least one month's service.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any of the Borrowers or is under common control (within the meaning of Section 414(c) of the Code) with any of the Borrowers.

         "Event of Default" shall have the meaning assigned to such term in
Article 9 hereof.

         "Excess Cash Flow" shall mean, for any fiscal period, Operating Cash Flow for such period (calculated without giving effect to the last sentence of the definition of "Operating Cash Flow" in this Section 1.1) minus (a) Management Fees paid during such period (to the extent permitted under the Fee Subordination Agreement), (b) Interest Expense for such period, (c) Capital Expenditures incurred during such period, (d) all scheduled payments (but not prepayments) of principal of Specified Indebtedness (other than Indebtedness to the Banks hereunder) for such period including the principal component of payments for such period in respect of Capital Lease Obligations, (e) the excess, if any, of the aggregate amount of the Tranche A Loans outstanding at the beginning of such period over the aggregate amount of the Commitments scheduled to be in effect at the end of such period (after giving effect to any reductions of the Tranche A Loan Commitments effected during or prior to such period pursuant to Section 2.3(b), 2.3(c) or 2.3(d) hereof), (f) all payments of principal of the Tranche B Loans or Tranche C Loans during such period, and (g) all Qualified Distributions made during such period.
         "Federal Funds Rate" shall mean for any day, the rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for such a Business Day, the average of the quoted rates for such Business Day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Subordination Agreement" shall mean the Amended and Restated Fee Subordination Agreement, of even date herewith, among the Borrowers, the Manager and the Administrative Agent, as the same shall be modified and supplemented from time to time.

         "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loans:

            (a) if such Loans are LIBOR Loans, the rate per annum determined on the basis of the offered rates for United States dollar deposits (having terms comparable to the Interest Period and in amounts comparable to the principal amount of the LIBOR Loans to which such Interest Period relates) which appeared on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) two London Banking Days prior to the date of determination thereof. If at least two such offered rates appeared on the Reuters Screen LIBO Page, the rate for any day shall be the arithmetic mean (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of such offered rates, or if fewer than two offered rates appeared, "Fixed Base Rate" shall mean the rate of interest for United States dollar deposits (having terms comparable to the Interest Period and in amounts comparable to the LIBOR Loans to which such Interest Period relates) offered by the principal London office of The Toronto-Dominion Bank to major banks in the London interbank market at approximately 11:00 A.M. (London time) two London Banking Days prior to the determination thereof.
            (b) if such Loans are CD Loans, the arithmetic average of the rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be the rates quoted to the Administrative Agent at approximately 10:00 a.m. New York time (or as soon thereafter as practicable) on the first day of the Interest Period for such Loans by a certificate of deposit dealer of recognized national standing selected by the

Administrative Agent for the purchase at face value of certificates of deposit of Credit Lyonnais and The Toronto-Dominion Bank having terms comparable to such Interest Period and in amounts comparable to the principal amount of the respective CD Loans to which such Interest Period relates.

         "Fixed Charge Coverage Ratio" shall mean, as of any date of determination thereof, the ratio of (a) Annualized Operating Cash Flow to (b) Fixed Charges.
         "Fixed Charges" shall mean, as at any date of determination thereof, the sum of (a) Interest Expense for the immediately preceding four full calendar quarters; plus (b) all payments of principal of Specified Indebtedness (other than Indebtedness to the Banks hereunder) for such period including the principal component of payments for such period in respect of Capital Lease Obligations; plus (c) the excess, if any, of the aggregate amount of the Tranche A Loans outstanding at the beginning of such period over the aggregate amount of the Tranche A Loan Commitments scheduled to be in effect at the end of such period plus (d) all payments of principal of the Tranche B Loans or Tranche C Loans during such period; plus (e) Capital Expenditures incurred during the immediately preceding four full calendar quarters; plus (f) Management Fees paid during such period (to the extent permitted under the Fee Subordination Agreement); plus (g) Qualified Distributions made during such period.

         "Fixed Rate" shall mean on any date of determination thereof, for any Fixed Rate Loans, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to (a) if such Loans are LIBOR Loans, the Fixed Base Rate for such Loans for the Interest Period for such Loans divided by one minus the Reserve Requirement for such Loans; and (b) if such Loans are CD Loans, the sum of the Fixed Base Rate for such Loans for the Interest Period for such Loans divided by one minus the Reserve Requirement for such Loans for such Interest Period plus the Assessment Rate for such Interest Period (it being understood that the rate of interest charged on any Fixed Rate Loan may be adjusted during the Interest Period thereof to account for changes in the Reserve Requirement applicable thereto).
         "Fixed Rate Loans" shall mean CD Loans and LIBOR Loans.
         "Franchises" shall mean the franchises and other governmental ordinances, licenses and agreements pursuant to which

            (a) the Borrowers or their respective Subsidiaries are authorized to offer cable television services in the jurisdictions listed under the caption "Current Franchises" on Exhibit 1.1 hereto;

            (b) from and after the consummation of the transactions contemplated by the Hickory Purchase Agreement, the Borrowers or their respective Subsidiaries will be authorized to offer cable television services in the jurisdictions listed under the caption "Hickory Franchises" on Exhibit
1.1 hereto;
            (c) from and after the consummation of the transactions contemplated by the Cencom Purchase Agreements, the Borrowers or their respective Subsidiaries will be authorized to offer cable television services in the jurisdictions listed under the caption "CCIP Franchises" on Exhibit 1.1 hereto;

and any such franchises, ordinances, licenses and agreements to which any of the Borrowers or any of their respective Subsidiaries becomes a party pursuant to an acquisition permitted under this Agreement or a Permitted Asset Swap.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied.
         "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness or other obligation of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, agreements to keep well, to purchase assets, goods, securities or services, or to take or pay or otherwise), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.
         "Hazardous Substance" shall mean any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws and shall include, without limitation, asbestos and asbestos related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyls, pesticides and radon
         "Hickory Purchase Agreement" shall mean the Asset Purchase Agreement dated August 6, 1996, between Prime Cable of Hickory, L.P. and CC II, L.P., providing for the sale to CC II, L.P. of cable television systems located in Hickory, North Carolina, for an aggregate purchase price of $68,000,000 subject to certain closing adjustments.
         "Indebtedness" shall mean, as to any Person at any date (without duplication): (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services, excluding, however, trade accounts payable (other than for borrowed money) arising in, and accrued expenses incurred in, the ordinary course of business of such Person so long as such trade accounts payable are paid within 120 days of the date incurred or, if unpaid, are being disputed in good faith by such Person and for which an adequate reserve has been established; (c) all Indebtedness of others secured by a Lien on any asset of such Person, but if such Indebtedness secured thereby is not assumed by such Person, then only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien; (d) all Indebtedness or other obligations of others Guaranteed by such Person; (e) all Capital Lease Obligations and obligations of such Person pursuant to sale and leaseback transactions; (f) obligations of such Person under Interest Rate Protection Arrangements; and (g) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers acceptances, surety or other bonds and similar instruments; notwithstanding the foregoing, the term

"Indebtedness" shall not include unearned revenue, subscriber advance payments, subscriber deposits and accrued and unpaid Management Fees.
         "Indentures" shall mean (a) the Indenture, dated as of March 15, 1996, between Charter Southeast and Charter Communications Southeast Capital Corporation, as issuers, and Boatmen's Trust Company, as trustee; and (b) the Indenture, dated as of March 15, 1996, between Charter Communications Southeast Holdings, L.P. and Charter Communications Southeast Holdings Capital Corporation, as issuers, and Harris Trust and Savings Bank, as trustee.
         "Interest Expense" shall mean, for any period, the sum of (a) the aggregate amount of interest and fees on all items of Indebtedness of the Borrowers or their respective subsidiaries accrued during such period (other than interest the payment of which is deferred pursuant to the terms of agreements or instruments governing the payment thereof); plus (b) the portion of Capital Lease Obligations of the Borrowers or their respective subsidiaries which constitutes imputed interest during such period; plus (c) the net amount accrued, whether or not actually paid by the Borrowers or their respective Subsidiaries, pursuant to any Interest Rate Protection Arrangements (or minus the net amount receivable, whether or not actually received by the Borrowers or their respective Subsidiaries, pursuant to any Interest Rate Protection Arrangement).
         "Interest Period" shall mean:

            (a) with respect to any LIBOR Loan, the period commencing on the date such Loan is made and ending on the numerically corresponding day in the first, second, third, sixth or ninth calendar month thereafter, as the Borrowers may select as provided in Sections 2.1 and 2.2 hereof (provided that Interest Periods of 12 months' duration may be established on an "as available" basis), except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            (b) with respect to any CD Loan, the period commencing on the date such Loan is made and ending on the day 30, 60, 90,180 or 270 days thereafter, as the Borrowers may select as provided in Sections 2.1 and 2.2 hereof (provided that Interest Periods of 360 days may be established on an "as available" basis).

Notwithstanding the foregoing: (1) no Interest Period may commence before and end after any Quarterly Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Quarterly Date shall be equal to or less than the aggregate principal amount of the Loans permitted to be outstanding hereunder after giving effect to the repayment of the Loans scheduled to be made on such Quarterly Date pursuant to
Section 2.3(a) hereof; (2) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (3) notwithstanding clause (1) above, no Interest Period for any Fixed Rate Loan shall have a duration of less than one month (in the case of a LIBOR Loan) or 30 days (in the case of a CD Loan) and, if the Interest Period for any Fixed Rate Loans would otherwise be a shorter period, such Loans shall not be available hereunder.
         "Interest Rate Insurance Agreements" shall mean one or more interest rate insurance agreements whereby a financial institution agrees to insure that interest on a mutually agreed principal amount computed on a mutually agreed floating basis will not exceed interest on such principal amount computed on the basis of a mutually agreed fixed rate (including so-called "caps" and "captions").
         "Interest Rate Protection Arrangements" shall mean Interest Swap Agreements and Interest Rate Insurance Agreements.
         "Interest Swap Agreement" shall mean any interest rate swap or other agreement having a similar purpose or effect (including so-called "swaptions") providing for the exchange of notional interest obligations.
         "Investment" by the Borrowers shall mean any investment in any Person whether by means of share purchase, loan, advance, extension of credit, Guarantee, capital contribution or otherwise.
         "Leases" shall mean leases and subleases (other than any leases or subleases the obligation to pay rent or other amounts under which is a Capital Lease Obligation), licenses, easements, grants, pole attachment and conduit or trench agreements and other attachment rights and similar instruments under which any of the Borrowers has the right to use real or personal property or rights of way.
         "LIBOR Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in clause (a) of the definition of "Fixed Base Rate" in this Section 1.1.
         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).
         "Loan Documents" shall mean the Notes, the Security Documents and the Fee Subordination Agreement.
         "Loan Party" shall mean any Person (other than a Bank, or an Agent) which is a party to a Loan Document.
         "Loans" shall mean the loans provided for by Section 2.1 hereof. "London Banking Days" means any day on which dealings in deposits in
Dollars are transacted in the London interbank market.
         "Majority Banks" shall mean, (a) if no Loans are outstanding at any time prior to the Tranche A Loan Commitment Termination Date, Banks holding 66 2/3% of the aggregate

Tranche A Loan Commitments, or (b) at any time Loans are outstanding hereunder, Banks holding 66 2/3% of the principal amount of the Loans then outstanding.
         "Management Agreements" shall mean (a) the Management Agreement, dated as of March 28, 1996 between CC II, L.P. and the Manager; and (b) any Management Agreements entered into between CC III, L.P. or Peachtree, on the one hand, and the Manager, on the other, to the extent the same have been approved in writing by the Majority Banks, in each case as amended from time to time, which in the case of an amendment which materially alters the duties and obligations of the Manager thereunder shall require the prior written consent of the Majority Banks, which consent shall not be unreasonably withheld.
         "Management Fees" shall mean fees and other amounts payable to the Manager (other than reimbursement for out-of-pocket expenses which shall not be Management Fees) pursuant to the Management Agreements.
         "Manager" shall mean Charter Southeast, in its capacity as Manager under the Management Agreements.
         "Material Adverse Effect" shall mean any material adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrowers and their respective Subsidiaries (if any), taken as a whole, or upon the ability of the Borrowers to construct, operate and maintain the Systems, taken as a whole, or to ensure performance by the Borrowers under the Franchises, taken as a whole, this Agreement or any other Loan Document, resulting from any act, omission, situation, status event or undertaking, either singly or taken together.
         "Multiemployer Plan" shall mean a plan defined as such in Section 3(37) of ERISA to which contributions have been made by any of the Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.
         "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets or securities by the Borrowers or any of their respective Subsidiaries, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received for non-competition covenants, consulting or management fees, any portion of the amount received evidenced by a buyer promissory note or other evidence of Indebtedness), net of (a) amounts received, if any, for taxes payable by the Borrowers with respect to any such sale (after application of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrowers (other than to an Affiliate) in connection with such sale, lease, transfer or other disposition of assets or securities, (c) until actually received by the Borrowers or any of their respective Subsidiaries, any portion of the amount received held in escrow or evidenced by a buyer promissory note, or a non-compete agreement or covenant, management agreement or consulting agreement, for which compensation is paid over time, and (d) any portion of the amount received which is used to discharge or otherwise satisfy any Indebtedness incurred in connection with the initial acquisition of such assets or securities by the Borrowers or any of their respective Subsidiaries. Upon receipt by the Borrowers or any of their respective Subsidiaries of amounts referred to in item (c) of the preceding sentence, such amounts shall then be deemed to be "Net Proceeds."
         "Operating Cash Flow" shall mean, for any fiscal period, the consolidated net income of the Borrowers and their respective Subsidiaries after taxes for such period, plus (to the extent such items shall have been deducted in computing such net income after taxes) the sum (calculated without duplication) of (a) all non-cash expenses including, without limitation, all non-cash expenses in respect of trade or barter transactions, depreciation, and amortization, (b) Interest Expense for such period, (c) Management Fees accrued during such period whether or not paid, (d) all charges to income resulting from or relating to extraordinary transactions and (e) fees and expenses incurred in connection with the negotiation, execution and delivery of (1) this Agreement and the Loan Documents and the making of Tranche A, Tranche B or Tranche C Loans on the Closing Date, (2) the Purchase Agreements and the consummation of the transactions contemplated thereunder and (3) the Partnership Documents, and minus (to the extent such items shall have been added in computing such net income for such period) all credits to income resulting from trade or barter transactions or extraordinary transactions (including, without limitation, any gain from the sale or write up of capital assets or from the acquisition, retirement or sale of any securities of the Borrowers or any of their respective Subsidiaries) all as determined in accordance with GAAP. If any of the Borrowers or any of their respective Subsidiaries acquires (or disposes of) cable television systems during a fiscal period, Operating Cash Flow for that fiscal period shall be determined as if the systems so acquired (or disposed of) had been acquired (or disposed of) on the first day of such fiscal period (the operating results of acquired systems for that portion of a fiscal period in which they were not owned by a Borrower or a Subsidiary shall be determined in accordance with the financial information prepared by the prior owners thereof, subject to such adjustments as the Arranging Agents may reasonably require).
         "Partnership Documents" shall mean the CC II Partnership Agreement, the CC III Partnership Agreement, the CC II Certificate of Limited Partnership, the CC III Certificate of Limited Partnership and the Management Agreements.
         "Partnership Pledge Agreement" shall mean the amended and restated pledge agreement dated March 28, 1996, among CC II General Partner, CC III General Partner, CC II, L.P., Charter Southeast and the Administrative Agent as the same shall be amended, modified and supplemented and in effect from time to time.
         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
         "Peachtree Pledge Agreement" shall mean the amended and restated stock pledge agreement, dated March 28, 1996, between CC III, L.P. and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.
         "Permitted Asset Swap" shall mean the exchange (whether such exchange is effected pursuant to a sale of securities or assets or otherwise) of any of the Systems (or any portion thereof) for cable television assets located in, or in geographical areas contiguous to, the geographical areas covered by the Franchises on terms and conditions reasonably acceptable to the Majority Banks.
         "Permitted Liens" shall mean: (a) pledges or deposits by the Borrowers or their respective Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of the Borrowers or their respective Subsidiaries) or Leases to which any of the Borrowers or any of their respective Subsidiaries is a party, or deposits to secure public or statutory obligations of the Borrowers or their respective Subsidiaries or deposits of cash or U.S. Government Bonds to secure surety or appeal bonds to which any of the Borrowers is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' Liens, or Liens arising out of judgments or awards against any Borrower with respect to which such Borrower at the time shall currently be prosecuting an appeal or proceedings for review or the time for doing so has not yet expired; (c) Liens for property taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 8.2 hereof or the time for doing so has not yet expired;
(d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other reservations of rights with respect to, or restrictions as to the use of, real properties, which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Borrowers taken as a whole; (e) Liens incidental to the conduct of the business of the Borrowers or to the ownership of their respective properties which were not incurred in connection with Indebtedness of any Borrower or its Subsidiaries, which Liens do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Borrowers taken as a whole; (f) Liens relating to Indebtedness permitted by Section 8.8(b), 8.8(c), 8.8(d) and 8.8(e) hereof; and (g) Liens arising under the terms of the Franchises or under any laws, rules or regulations relating thereto including, without limitation, the Communications Act of 1934, as amended.
         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization, an association, limited liability company, a joint venture, a trust or other similar organization, a government or any political subdivision thereof, or any other legal entity.
         "Plan" shall mean an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.
         "Pole Rental Lease" shall mean Leases under which any Borrower or any Subsidiary has the right to use municipal or utility company, telephone or other poles, conduits or trenches for the purpose of supporting or housing cables comprising an element of the cable television systems of the Borrowers and their respective Subsidiaries.

         "Post Default Rate" shall mean for any Loan a rate per annum equal to 2% above the interest rate for such Loan as provided in Section 3.2(a) hereof.
         "Pro Forma Balance Sheet" shall mean an unaudited consolidated pro forma balance sheet of the Borrowers and their respective Subsidiaries as of the Closing Date or the date of the borrowing referred to in Section 6.2 hereof, giving effect to the Loans to be made on such date and the application of the proceeds thereof.
         "Pro Forma Debt Service" shall mean, as at any date, the sum (calculated without duplication) of (a) all payments of principal and fees on all items of Specified Indebtedness (other than Indebtedness to the Banks hereunder) scheduled to be made during the immediately succeeding four full calendar quarters, including the principal component of payments for such period in respect of Capital Lease Obligations; plus (b) Interest Expense scheduled to accrue during the immediately succeeding four full calendar quarters; plus (c) the excess, if any, of the aggregate amount of the Tranche A Loans outstanding on such date over the aggregate amount of the Tranche A Loan Commitments scheduled to be in effect at the end of the immediately succeeding four full calendar quarters; plus (d) all payments of principal on the Tranche B or Tranche C Loans scheduled to be made during the immediately succeeding four full calendar quarters; plus (e) Management Fees anticipated to be paid in cash during the immediately succeeding four full calendar quarters to the extent payment would be permitted under the Fee Subordination Agreement (assuming Annualized Operating Cash Flow does not increase or decrease during such period); plus (f) the amount of Qualified Distributions permitted to be made during the immediately succeeding four full calendar quarters (calculated as if the annual Qualified Distributions permitted under Section 8.26 hereof are to be made in equal quarterly installments). In calculating Pro Forma Debt Service, the Interest Expense on Indebtedness which does not bear interest at a fixed rate throughout the relevant period and is not fixed by way of Interest Rate Protection Arrangements throughout such period shall be calculated for the periods in which it is not so fixed using a rate of interest equal to the LIBOR Rate for three-month Interest Periods plus the Applicable Margin then in effect; provided, however, that if the LIBOR Rate for three-month Interest Periods cannot then be determined, in the reasonable opinion of the Administrative Agent, then such Interest Expense shall be calculated using the Base Rate plus the Applicable Margin then in effect.
         "Pro Forma Debt Service Coverage" shall mean, as at any date of determination thereof, the quotient, expressed as a percentage (which may be in excess of 100%) determined by dividing (a) Annualized Operating Cash Flow for the applicable period by (b) Pro Forma Debt Service.
         "Projections" shall mean the projections, each set of which is entitled "Charter Communications II, L.P. Projections of Taxable Income (Loss) and Cash Flow" dated April 14, 1995, June 13, 1995, July 21, 1995, November 14, 1995, March 22, 1996, and December 23, 1996, respectively, prepared by the Borrowers and previously delivered to the Banks.
         "Purchase Agreements" shall mean, collectively, the Hickory Purchase Agreement and the Cencom Purchase Agreements.

         "Qualified Distributions" shall mean partnership distributions of CC II, L.P., made in accordance with Section 8.26 hereof.
         "Quarterly Dates" shall mean the last Business Day of each March, June, September and December the first of which shall be the last Business Day of March 1997.
         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto), as the same may be amended or supplemented from time to time.
         "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.
         "Reserve Requirement" shall mean, for any Fixed Rate Loans on a daily basis, the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained (in the case of CD Loans) or the actual rate at which reserves (including any marginal, supplemental or emergency reserves) are maintained (in the case of LIBOR Loans), in each case during the Interest Period therefor, under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against (a) in the case of LIBOR Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) or (b) in the case of CD Loans, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for LIBOR Loans or CD Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.1 or (y) any category of extensions of credit or other assets which include any Type of Fixed Rate Loan.
         "Restricted Payments" shall mean: (a) prepayments (other than prepayments of Capital Lease Obligations and Indebtedness permitted under
Section 8.8(b) hereof) of principal of, or interest on, or any other amounts owing in respect of, any Indebtedness of the Borrowers or their respective Subsidiaries other than Indebtedness to the Banks; (b) except for Qualified Distributions, or as otherwise provided in Section 8.18 hereof, partnership distributions of CC II, L.P. or CC III, L.P. (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any partnership interest (whether general or limited) in CC II, L.P. or CC III, L.P.; and (c) payments of Management Fees except to the extent permitted under the Fee Subordination Agreement.

         "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of March 28, 1996, among the Borrowers and the Administrative Agent, as the same shall be amended, modified and supplemented and in effect from time to time.
         "Security Documents" shall mean the Security Agreement, the Partnership Pledge Agreement, the Peachtree Pledge Agreement, the CC III General Partner Pledge Agreement and such other agreements, instruments and documents as the Administrative Agent may reasonably require to effect the purposes of the Security Agreement, the Partnership Pledge Agreement, the Peachtree Pledge Agreement, the CC III General Partner Pledge Agreement and this Agreement.
         "Senior Officer" shall mean any individual general partner, the Chief Executive Officer, President, any Vice President or Comptroller of or the chief financial officer of CC II General Partner, CC III General Partner or the Borrowers.
         "Specified Indebtedness" shall mean all Indebtedness of the Borrowers and their respective Subsidiaries other than accrued Management Fees the payment of which has been deferred pursuant to the Fee Subordination Agreement.
         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity, whether now existing or hereafter organized or acquired, of which a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions (irrespective of whether or not at the time stock of any other class or classes of such corporation or any other type of ownership interest of such other entity shall have or might have voting power by reason of the happening of any contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person.
         "Systems" shall mean the Borrowers' and their respective Subsidiaries' cable television systems operating in the areas referred to in the Franchises and any additions or modifications thereto or extensions thereof and any cable television systems acquired by any Borrower or any of their respective Subsidiaries pursuant to a Permitted Asset Swap.
         "Tranche A Loans" shall mean the Loans made pursuant to Section 2.1(a) hereof.
         "Tranche A Loan Commitment" shall mean, as to any Bank, the obligation of such Bank to make Tranche A Loans to the Borrowers in an aggregate principal amount up to but not exceeding the amount set forth opposite such Bank's name on Schedule 1 hereto under the caption "Tranche A Loan Commitment" (as the same may be modified as a result of an assignment pursuant to Section 11.6 hereof or reduced pursuant to Section 2.3 hereof).
         "Tranche A Loan Commitment Termination Date" shall mean June 30, 2005. "Tranche A Notes" shall mean the promissory notes of the Borrowers evidencing the Tranche A Loans, substantially in the form of Exhibit 2.8-1 hereto.
         "Tranche A Share" shall mean, at any date of determination thereof, a fraction, the numerator of which is the aggregate principal amount of the Tranche A Loans outstanding on such date, and the denominator of which is the aggregate principal amount of all the Loans outstanding on such date.

         "Tranche B Loans" shall mean the Loans made pursuant to Section 2.1(b) hereof.
         "Tranche B Loan Commitment" shall mean, as to any Bank, the obligation of such Bank to make on the Closing Date Tranche B Loans to the Borrowers in an aggregate principal amount up to but not exceeding the amount set forth next to such Bank's name on Schedule 1 hereto under the caption "Tranche B Loan Commitment" (as the same may be modified as a result of an assignment pursuant to Section 11.6 hereof or reduced pursuant to Section 2.3 hereof).
         "Tranche B Notes" shall mean the promissory notes of the Company evidencing the Tranche B Loans, substantially in the form of Exhibit 2.8-2 hereto.
         "Tranche B Share" shall mean, at any date of determination thereof, a fraction, the numerator of which is the aggregate principal amount of the Tranche B Loans outstanding on such date, and the denominator of which is the aggregate principal amount of all the Loans outstanding on such date.
         "Tranche C Loans" shall mean the Loans made pursuant to Section 2.1(c) hereof.
         "Tranche C Loan Commitment" shall mean, as to any Bank, the obligation of such Bank to make on the Closing Date Tranche C Loans to the Borrowers in an aggregate principal amount up to but not exceeding the amount set forth next to such Bank's name on Schedule 1 hereto under the caption "Tranche C Loan Commitment" (as the same may be modified as a result of an assignment pursuant to Section 11.6 hereof or reduced pursuant to Section 2.3 hereof).
         "Tranche C Notes" shall mean the promissory notes of the Company evidencing the Tranche C Loans, substantially in the form of Exhibit 2.8-3 hereto.
         "Tranche C Share" shall mean, at any date of determination thereof, a fraction, the numerator of which is the aggregate principal amount of the Tranche C Loans outstanding on such date, and the denominator of which is the aggregate principal amount of all the Loans outstanding on such date.
         1.2 Additional Defined Terms. The following terms defined elsewhere in this Agreement shall have the respective meanings therein defined:

                 Term                                               Definition
                 ------                                             ----------

            Additional Costs                                          5.1(a)
            Administrative Agent                                      Caption
            Affected Loans                                            5.4
            Affected Type                                             5.4
            Applicable Amount                                         2.3(b)
            Arranging Agents                                          Caption
            Banks                                                     Caption
            Borrowers                                                 Caption
            Cencom Loan Date                                          6.3
            Class                                                     1.4
            Co-Agents                                                 Caption
            Documentation Agent                                       Caption
            Managing Agents                                           Caption
            Note                                                      2.8(a)
            Peachtree Stock                                           7.2(b)
            Required Payment                                          4.4
            Type                                                      1.4

         1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared in accordance with GAAP. To enable the ready determination of compliance by the Borrowers with the various covenants set forth in Article 8 hereof, the Borrowers will not change the last day of their respective fiscal years from December 31, or the last days of the first three fiscal quarters in their respective fiscal years from March 31, June 30 and September 30, respectively.

         1.4 Classes and Types. Loans hereunder are distinguished by "Class" and by "Type." The "Class" of a Loan (or of a Commitment to make such a Loan) refers to the determination whether such Loan is a Tranche A Loan, a Tranche B Loan or a Tranche C Loan, each of which constitutes a Class. The "Type" of Loan refers to the determination whether such Loan is a LIBOR Loan, a Base Rate Loan or a CD Loan. Identification of a Loan may be by Class or Type or both Class and Type (e.g., a "Base Rate Tranche A Loan" indicates that such Loan is both a Base Rate Loan and a Tranche A Loan).

         Article 2. Loans and Commitments.

         2.1   Loans.
            (a) Each Bank severally agrees, on the terms of this Agreement, to make loans to the Borrowers during the period from and including the date of the execution hereof to but excluding the Tranche A Loan Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Bank's Tranche A Loan Commitment as then in effect. Subject to the terms of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Tranche A Loan Commitments. Each Tranche A Loan may be a Base Rate Loan, CD Loan or LIBOR Loan, provided that no more than five Loans which are Fixed Rate Loans may be outstanding at any time.
            (b) Each Bank severally agrees, on the terms of this Agreement, to make, on the Closing Date, loans to the Borrowers in the principal amount of such Bank's Tranche B Loan Commitment. Each Tranche B Loan may be a Base Rate Loan, CD Loan or LIBOR Loan.
            (c) Each Bank severally agrees, on the terms of this Agreement, to make on the Closing Date a term loan to the Borrowers in the principal amount of such Bank's Tranche C Loan Commitment. Each Tranche C Loan may be a Base Rate Loan, CD Loan or LIBOR Loan.
            (d) The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

         2.2   Borrowings and Conversions.
            (a) The Borrowers shall give the Administrative Agent (which shall promptly notify the Banks) notice (substantially in the form of Exhibit 2.2 hereto) of each borrowing of a Tranche A Loan and of each conversion of a loan of any Class from one Type of Loan to another hereunder. Each such notice shall be given on a Business Day and shall be irrevocable and effective only upon receipt by the Administrative Agent and shall specify (1) the aggregate amount (which shall be at least $200,000 in the case of a Tranche A Base Rate Loan and at least $1,000,000 in the case of a Tranche A Fixed Rate Loan) and date (which shall be a Business Day) of the Loan to be borrowed, (2) the Type of Loan to be borrowed, and (3) in the case of Fixed Rate Loans, the duration of the Interest Period therefor. Each such notice shall be given not later than 12:00 noon New York time on the day which is not less than the number of Business Days prior to the date of such borrowing or conversion specified below opposite the Type of such Loan:


        Type                 Business Days
        ----                 -------------

Base Rate Loan                     1
CD Loan                            3

LIBOR Loan                         3

Each notice of a borrowing which increases the aggregate principal amount of the Tranche A Loans outstanding shall be accompanied by a letter from the Borrowers setting forth the use of proceeds of the Loans requested in such notice. Notwithstanding anything herein to the contrary, no notice pursuant to this Section 2.2 shall be necessary upon the expiration of the Interest Period for a Fixed Rate Loan unless the Borrowers have requested a new Fixed Rate Loan with respect to the principal amount thereof; such Loans shall automatically be converted to Base Rate Loans.

            (b)  If an Event of Default shall have occurred and be continuing,
(1) each Base Rate Loan shall remain a Base Rate Loan and may not be reborrowed as a Fixed Rate Loan; and (2) each Fixed Rate Loan shall remain a Fixed Rate Loan until the expiration of the Interest Period therefor at which time it shall automatically convert to a Base Rate Loan. Subject to clause (2) of the immediately preceding sentence, if an Event of Default shall have occurred and be continuing, the Borrowers shall not have the right to borrow Fixed Rate Loans.
            (c) Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each Bank shall make available to the Administrative Agent at the Administrative Agent's Office the amount of the Loan to be made by it on such date in immediately available funds for the account of the Borrowers. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers maintained with the Administrative Agent at the Administrative Agent's Office designated by the Borrowers or by wiring the same, in immediately available funds, to any account specified by the Borrowers in the notice of borrowing.

         2.3   Changes of Commitments and Term Loan Repayment.
            (a) On each Commitment Reduction Date set forth in column (a) below the aggregate amount of the Tranche A Loan Commitments shall be reduced by an amount equal to the amount set forth in column (b) below opposite such Commitment Reduction Date until the aggregate amount of the Tranche A Loan Commitments shall have been reduced to $0:

        (a)                                                                                (b)

 Commitment
 Reduction                                                                              Amount of
 Date Falling In                                                                        Reduction
 ---------------                                                                        ---------

 September and December 1998                                                           $4,750,000

 March, June, September and December 1999                                              $3,705,000
 March, June, September and December 2000                                              $5,700,000

 March, June, September and December 2001                                              $5,937,500

 March, June, September and December 2002                                              $6,412,500

 March, June, September and December 2003                                              $8,906,250
 March, June, September and December 2004                                              $9,737,500

 March and June 2005                                                                   $9,452,500

Notwithstanding the foregoing, the Tranche A Loan Commitments shall terminate and all outstanding Loans and accrued interest thereon shall be payable in full on the Tranche A

Commitment Termination Date. The principal of the Tranche B Loans and of the Tranche C Loans shall be repaid by the Borrowers in quarterly installments payable on each Quarterly Date commencing with September 30, 1998, the amount of the installment of principal payable on a Quarterly Date set forth in column
(x) below to be equal to (i) in the case of the Tranche B Loans, the amount set forth opposite such Quarterly Date in column (y) below and (ii) in the case of the Tranche C Loans, the amount set forth opposite such Quarterly Date in column (z) below:

        (x)                                                       (y)                         (z)

Quarterly                                                      Tranche B                   Tranche C
Date Falling In                                             Loan Repayment              Loan Repayment
----------------                                            --------------              --------------

September and December 1998                                   $2,500,000                 $    187,500

March, June, September and December 1999                      $1,950,000                 $      93,750

March, June, September and December 2000                      $3,000,000                 $      93,750
March, June, September and December 2001                      $3,125,000                 $      93,750

March, June, September and December 2002                      $3,375,000                  $   187,500

March, June, September and December 2003                      $4,687,500                 $    187,500

March, June, September and December 2004                      $5,125,000                  $ 2,812,500
March and June (and, for Tranche C Loans only,                $4,975,000                  $15,187,500
September and December) 2005

The then unpaid balance of the Tranche B Loans shall be payable in full on June 30, 2005. The then unpaid balance of the Tranche C Loans shall be payable in full on December 31, 2005.

            (b) Subject to the provisions of Section 2.9(a) hereof, the Borrowers shall have the right, at any time or from time to time, to terminate or reduce the aggregate amount of the Tranche A Loan Commitments and to prepay the Tranche B Loans or Tranche C Loans in accordance with the following procedure. The Borrowers shall give not less than five Business Days' prior notice to the Administrative Agent of each such termination or reduction and prepayment. The notice shall specify the aggregate amount (which shall not be less than $1,000,000) by which the Borrowers wish to terminate or reduce the Tranche A Loan Commitments and to prepay the Tranche B Loans and Tranche C Loans (the "Applicable Amount"). The notice shall also specify the effective date thereof. On the effective date specified in the notice, the Tranche A Loan Commitments shall be reduced by the Tranche A Share of the Applicable Amount and the Borrowers shall prepay the Tranche B Loans in an amount equal to the Tranche B Share of the Applicable Amount and the Tranche C Loans in an amount equal to the Tranche C Share of the Applicable Amount. Each notice pursuant to this Section 2.3(b) shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that the Tranche A Loan Commitments may not be terminated pursuant to this Section 2.3(b) when Tranche A Loans are outstanding and may not be reduced to an aggregate amount less than the outstanding principal amount of the Tranche A Loans. Each reduction of the Tranche A Loan Commitments pursuant to this Section 2.3(b) shall be applied pro rata to the then remaining reductions scheduled under Section 2.3(a). Each prepayment of the Tranche B Loans and the Tranche C Loans pursuant to this
Section 2.3(b) shall be applied pro rata to the then remaining payments scheduled under Section 2.3(a).
            (c) The Tranche A Loan Commitments shall be reduced by the Tranche A Share of the Net Proceeds of any sale or lease of assets (including, without limitation, the Net Proceeds, if any, of any Permitted Asset Swap), effective upon the fifth day following the receipt thereof by the Borrowers or any of their respective Subsidiaries. Each reduction of the Tranche A Loan Commitments pursuant to this Section 2.3(c) shall be applied pro rata to the then remaining reductions scheduled under Section 2.3(a); provided that the Tranche A Loan Commitments shall at no time be less than $0. The Tranche B Loans and Tranche C Loans shall be prepaid in amounts equal to the Tranche B Share and Tranche C Share, respectively of the Net Proceeds of any sale or lease of assets (including, without limitation, the Net Proceeds, if any, of any Permitted Asset Swap), effective upon the fifth day following the receipt thereof by the Borrowers or any of their respective Subsidiaries. Each such prepayment of the Tranche B Loans and Tranche C Loans pursuant to this Section 2.3(c) shall be applied pro rata to the then remaining payments scheduled under
Section 2.3(a).
            (d) On April 30 of each calendar year, commencing on April 30, 1999, the Tranche A Loan Commitments shall be reduced by the Tranche A Share of 50% of Excess Cash Flow for the immediately preceding fiscal year. Each reduction of the Tranche A Loan Commitments pursuant to this Section 2.3(d) shall be applied pro rata to the then remaining reductions scheduled under
Section 2.3(a); provided that the Tranche A Loan Commitments shall at no time be less than $0. On April 30 of each calendar year, commencing on April 30, 1999, the Tranche B Loans and Tranche C Loans shall be prepaid in an amount equal to the Tranche B Share and Tranche C Share, respectively, of 50% of Excess Cash Flow for the immediately preceding fiscal year. Each such prepayment of the Tranche B Loans and Tranche C Loans pursuant to this Section 2.3(d) shall be applied pro rata to the then remaining payments scheduled under
Section 2.3(a).
            (e) If the transactions contemplated by the Cencom Purchase Agreements are not consummated on or before September 30, 1997, the aggregate Tranche A Loan Commitments shall, effective as of the close of business on September 30, 1997, automatically be reduced by $25,000,000, such reductions to be applied pro rata to the then remaining reductions scheduled under Section 2.3(a); provided, that the Tranche A Loan Commitments shall at no time be less than $0.
            (f) If at any time from and after the date hereof, Charter Southeast or any parent company thereof shall incur indebtedness the proceeds of which are used, directly or indirectly, to make contributions to the capital of any of the Borrowers (it being understood that contributions by one Borrower to the capital of another Borrower shall not be included in the foregoing), then the Tranche A Loan Commitments shall be reduced by an amount equal to the Tranche A Share of the amount so contributed and the Tranche B Loans and Tranche C Loans shall be prepaid in an amount equal to the Tranche B Share and Tranche C Share, respectively, of the amount so contributed. Each reduction of the Tranche A Loan Commitments pursuant to this
Section 2.3(f) shall be applied pro rata to the then remaining reductions scheduled under Section 2.3(a) and each prepayment of the Tranche B Loans and Tranche C Loans pursuant to this Section 2.3(f) shall be applied pro rata to the then remaining payments scheduled under Section 2.3(a).
            (g) The Tranche A Loan Commitments once terminated or reduced may not be reinstated.
            (h) Notwithstanding anything herein to the contrary, so long as no Default shall have occurred and be continuing, no reduction of the Tranche A Loan Commitments or prepayment of the Tranche B Loans or Tranche C Loans otherwise required under Section 2.3(c) or 2.3(f) hereof shall be required unless and until the sum of (1) Net Proceeds of any sale or lease of assets by any of the Borrowers after the date hereof; and (2) contributions to the capital of any of the Borrowers (other than contributions by another Borrower) shall exceed $5,000,000, and the amount of such reductions and prepayments shall be calculated based upon such excess.

         2.4   Fees.
            (a) The Borrowers shall pay to the Administrative Agent, for the account of each Bank, for the period from and after the Closing Date to and including the earlier of the date such Tranche A Loan Commitment is terminated or the Tranche A Loan Commitment Termination Date, a commitment fee (payable on the Quarterly Dates and on the earlier of the date the Tranche A Loan Commitments are terminated and the Tranche A Loan Commitment Termination Date) on the daily average unused amount of such Bank's Tranche A Loan Commitment, if any, as in effect from time to time, at a rate equal to 3/8 of 1% per annum.
            (b) From and after the date hereof, all references in the outstanding letter agreements between the Borrowers and the Agents with respect to fees payable by the Borrowers for services rendered by the Agents pursuant to the Prior Credit Agreement shall be deemed references to this Agreement and such letter agreements shall continue in full force and effect.

         2.5 Several Obligations. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

         2.6 Pro Forma Restrictions on Indebtedness. Each notice of a borrowing pursuant to Section 2.2 hereof which increases the aggregate principal amount of the Loans outstanding shall be accompanied by a certificate of a Senior Officer on behalf of each of the Borrowers (which shall include reasonably detailed computations of the matters so certified) to the effect that, after giving effect to the Loans requested in such notice, on the date of the proposed borrowing, the covenants set forth in Sections 8.12 and 8.13 hereof shall not have been breached (assuming for the purposes of such certification and computation that all Loans made after the last day of the immediately preceding full calendar quarter, and the Loan which is the subject of the notice of Borrowing, if not made on the last day of a calendar quarter, were made on and as of the last day of the immediately preceding full calendar quarter).

         2.7 Use of Proceeds. The proceeds of the Loans made prior to the date hereof were used in accordance with the Prior Credit Agreement and the proceeds of the Loans made from and after the date hereof hereunder shall be used by the Borrowers solely for (a) the repayment or refinancing on the Closing Date of Loans under the Prior Credit Agreement; (b) payment of the purchase price for the Systems acquired pursuant to the Purchase Agreements;
(c) Investments and Capital Expenditures by the Borrowers to the extent permitted by this Agreement; (d) acquisitions of assets by the Borrowers to the extent permitted by this Agreement; (e) prepayments of principal of the Tranche B Loans and Tranche C Loans in accordance with Section 2.9(a) hereof; and (f) working capital and other general purposes of the Borrowers including, without limitation, the payment of interest, fees and expenses relating to (1) this Agreement and the Loans hereunder; (2) the negotiation, execution and delivery of the Purchase Agreements; and (3) the payment to Charter Communications, Inc. and Charterhouse Group International, Inc. of Search and Acquisition Fees with respect to the Purchase Agreements in an amount not to exceed $1,750,000 in the aggregate.

         2.8   Notes and Loan Accounts.
            (a) Each Loan of a particular Class made by a Bank shall be evidenced by a single promissory note of the Borrowers (each a "Note"), which shall be a Tranche A Note, a Tranche B Note, or a Tranche C Note, as appropriate, payable to the order of such Bank in a principal amount equal to the amount of its Tranche A Loan Commitment, Tranche B Loan Commitment, or Tranche C Loan Commitment, as the case may be, as originally in effect.
Tranche A Notes shall be substantially in the form of Exhibit 2.8-1 hereto, Tranche B Notes shall be substantially in the form of Exhibit 2.8-2 hereto and Tranche C Notes shall be substantially in the form of Exhibit 2.8-3 hereto. Each Note shall be dated the date of the initial borrowing of the relevant Class of Loans under this Agreement, and shall be otherwise duly completed.
The amount, Class, Type, date and maturity date of each Loan made by each Bank, and all payments made on account of the principal thereof, shall be recorded by each Bank on its books and, prior to any transfer of any Note held by it, endorsed by each Bank on the schedule attached to the Note or any continuation thereof as to the amount and Type of Loans then outstanding.
            (b) Each Bank may open and maintain on its books in the name of the Borrowers a loan account with respect to its Loans and interest thereon. Each Bank which opens such loan account shall debit such loan account for the principal amount of each Loan made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Bank with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon.

         2.9   Prepayments.

            (a) The Borrowers may prepay (without premium or penalty) Tranche A Base Rate Loans upon not less than five Business Days' prior written notice to the Administrative Agent, which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $500,000 and shall be in an integral multiple of $100,000) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrowers may only prepay Tranche B Base Rate Loans or Tranche C Base Rate Loans concurrently with reductions of the Tranche A Loan Commitments in accordance with Section 2.3(b) hereof, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. Fixed Rate Loans may not be prepaid unless all payments required under Section 5.5 hereof are made concurrently with such prepayment, but there shall be no other premium or penalty in connection with such prepayment.
            (b) If, after giving effect to any termination or reduction of the Tranche A Loan Commitments pursuant to Section 2.3 hereof, the outstanding aggregate principal amount of the Tranche A Loans exceeds the aggregate amount of the Tranche A Loan Commitments, the Borrowers shall pay or prepay the Tranche A Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest thereon and commitment fees accrued to the date of such payment or prepayment and any amounts payable (in the case of Fixed Rate Loans) pursuant to Section 5.5 hereof in connection therewith. Each prepayment pursuant to this Section 2.9(b) shall be applied first to any outstanding Tranche A Base Rate Loans and thereafter to such outstanding Tranche A Fixed Rate Loans as the Borrowers shall designate (or, if the Borrowers shall fail to so designate, to such outstanding Tranche A Fixed Rate Loans as the Arranging Agents shall determine in their sole discretion).

         2.10 Borrowers' Obligations. The liabilities, obligations, representations, warranties, covenants and agreements of the Borrowers hereunder are joint and several, and (as between the Borrowers, on the one hand, and the Banks and the Agents, on the other hand) shall not be subject to any allocation or apportionment. The Banks and the Agents shall be entitled to enforce their rights and remedies hereunder against any one or all of the Borrowers without it being necessary for any other Borrower to be joined as an additional party in any proceedings instituted by any Bank or Agent with respect thereto.

         Article 3. Payments of Principal and Interest.

         3.1 Repayments of Principal. The Borrowers will pay to the Administrative Agent, for the account of each Bank:

                 (a) the principal of each Fixed-Rate Loan on the last day of the Interest Period therefor (subject to the provisions of Section 2.2 hereof with respect to conversions of Fixed-Rate Loans into Base Rate Loans);
                 (b) the principal of each outstanding Tranche A Loan on the Tranche A Loan Commitment Termination Date and as required pursuant to
         Section 2.9(b) hereof; and

                 (c) the principal of each Tranche B Loan and each Tranche C Loan as required pursuant to Section 2.3(a) hereof.

         3.2   Interest.

            (a) The Borrowers will pay to the Administrative Agent, for the account of each Bank, interest on the unpaid principal amount of each Loan, for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                 (1) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and

                 (2) if such Loan is a Fixed Rate Loan, the Fixed Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Borrowers will pay to the Administrative Agent, for the account of each Bank, interest at the applicable Post-Default Rate on the principal of all Loans made by such Bank, and (to the fullest extent permitted by law) on any other amount payable by the Borrowers hereunder or under the Notes held by such Bank to or for the account of such Bank, upon the occurrence and during the continuance of an Event of Default until such Event of Default is no longer continuing or the Loans and other sums due such Bank hereunder are paid in full. Accrued interest on each Base Rate Loan shall be payable on each Quarterly Date. Accrued interest on each Fixed Rate Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than 90 days (in the case of a CD Loan) or three months (in the case of a LIBOR Loan) on each quarterly anniversary of the first day of such Interest Period; interest payable at the Post- Default Rate shall be payable from time to time on demand of the Administrative Agent. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks to which such interest is payable and the Borrowers thereof.
         (b) At no time shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and if any such payment is inadvertently made by the Borrowers or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrowers notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent of this Agreement that the Borrowers not pay and the Banks not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by any borrower under applicable law.

         Article 4. Payments; Computations; Etc.

         4.1 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without set-off or counterclaim, to the Administrative Agent at the Administrative Agent's Office, not later than 1:00 P.M. Houston, Texas time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day and interest thereon shall accrue and be payable at the rate applicable thereto in accordance with the provisions of this Agreement). After the occurrence and during the continuance of an Event of Default under Section 9.B or 9.C hereof, the Administrative Agent, or any Bank for whose account any such payment is required to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers with the Administrative Agent or such Bank, as the case may be (with subsequent notice to the Borrowers which shall not be a condition precedent to such debit). The Borrowers shall, at the time of making each payment under this Agreement or any Note, specify to the Administrative Agent the Loans or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks in such manner as the Arranging Agents may determine to be appropriate, subject to Section 4.2 hereof). Each payment received by the Administrative Agent under this Agreement or any Note for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension; provided, however, that if the due date of any payment of principal of, or interest on, a LIBOR Loan is not a Business Day and the next succeeding Business Day is not in the same calendar month as the due date of such payment, such payment shall be made on the Business Day immediately preceding the due date thereof.

         4.2 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.1 hereof shall be made from the Banks, and each payment of commitment fees under Section 2.4(a) hereof shall be made for the account of the Banks, pro rata in accordance with the amounts of their respective Commitments for the applicable Class of Loans;
(b) each termination or reduction of the amount of the Tranche A Loan Commitments under Section 2.3 hereof shall be applied to the Tranche A Loan Commitments of the Banks pro rata in accordance with the amounts of their respective Tranche A Loan Commitments; (c) each payment of principal of Loans by the Borrowers shall be made for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of the applicable Class of Loans held by the Banks; and (d) each payment of interest on a Class of Loans by the Borrowers shall be made for the account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks in respect of that Class of Loans.

         4.3 Computations. Interest on Fixed Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans and commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed (including the first day, but excluding the last day) occurring in the period for which payable.

         4.4 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Borrowers prior to the date on which such Person is scheduled to make the payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrowers) a payment to the Administrative Agent for the account of one or more of the Banks hereunder (each such payment being herein called a "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Bank or the Borrowers (as the case may be) have not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, within five days after demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(a) the Federal Funds Rate (in the case of amounts payable by a Bank) or (b) the applicable rate of interest hereunder (in the case of amounts payable by the Borrowers). In the event that, at any time when the Borrowers are not in Default, a Bank for any reason fails or refuses to fund its portion of any borrowing, until such time as such Bank has funded its portion of such borrowing (which late funding shall not absolve such Bank from any liability it may have to the Borrowers), or all other Banks have received payment in full from the Borrowers (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such borrowing, such non-funding Bank shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and the amount of the Loans of such Bank shall not be counted as outstanding for purposes of determining "Majority Banks" hereunder, and (B) to receive payments of principal, interest or fees from the Borrowers, the Administrative Agent or the other Banks in respect of its Loans.

         4.5 Sharing of Payments, Etc. In addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for the account of any Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans hereunder which is not paid when due (regardless of whether such balances are then due to the applicable Borrower), in which case it shall promptly notify the Borrowers and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Loan made by it to the Borrowers under this Agreement through the exercise of any right of set-off, bankers' lien or counterclaim or similar right, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Class of Loans made by the other Banks to which such payment relates in such amount, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks making Loans of the affected Class shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal of and interest on the Loans of the applicable Class held by each of them immediately prior to such payment. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligations of the Borrowers.

         Article 5. Yield Protection and Illegality.

         5.1   Additional Costs.
            (a) The Borrowers shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate it for any costs (not otherwise included in the Assessment Rate or Reserve Requirement) which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans, or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                 (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes held by such Bank in respect of any of such Loans (other than taxes imposed on the overall net income of such Bank for any of such Loans);

                 (2) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Bank (including any of such Loans, such obligations or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.1 hereof); or

                 (3) imposes any other condition affecting this Agreement or the Notes held by such Bank (or any of such extensions of credit or liabilities).

Additional Costs shall not include, with respect to Base Rate Loans, any amounts which the Administrative Agent certifies are reflected in an increase of the Base Rate for the period in which such increase is in effect. Each Bank will notify the Borrowers and the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation and will furnish the Borrowers with a certificate setting forth in reasonable detail the basis and the calculation of the amount of each request for compensation under this
Section 5.1(a).  If a Bank requests compensation from the Borrowers under this
Section 5.1(a), the Borrowers may, by notice to such Bank, suspend the obligation of such Bank to make additional Loans of the Type with respect to which such compensation is requested until the earlier of (i) such Bank's waiver of its request for compensation or (ii) the date on which the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section
5.4 hereof shall be applicable).
            (b) Without limiting the effect of the provisions of Section 5.1(a) hereof, in the event that, by reason of any Regulatory Change, a Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans or CD Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans or CD Loans or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrowers, the obligation of such Bank to make additional Loans of such Type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).
            (c) Determinations and allocations by any Bank for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans or its costs of maintaining its obligations to make Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, absent manifest error, provided that such determinations and allocations are made on a reasonable basis.

        5.2 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if
            (a) the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section
1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Type of Fixed Rate Loans as provided herein; or
            (b) the Majority Banks reasonably determine after the date hereof (which determination shall be conclusive) and notify the Administrative Agent that as a result of circumstances arising after the date hereof the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section
1.1 hereof upon the basis of which the rate of interest for any Type of Fixed Rate Loans is to be determined no longer adequately cover the cost to the Majority Banks of making or maintaining such Type of Loans;

then the Administrative Agent shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such Type.

         5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Bank shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Bank's obligation to make LIBOR Loans shall be suspended until such time as such Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 5.4 hereof shall be applicable).

         5.4 Base Rate Loans pursuant to Sections 5.1 and 5.3. If the obligation of any Bank to make any Type of Fixed Rate Loans shall be suspended pursuant to Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if the event referred to in Section 5.1(b) or 5.3 hereof has occurred and such Bank so requests by notice to the Borrowers, all Affected Loans of such Bank then outstanding to the extent required by the applicable Regulatory Change shall be automatically converted, on the date specified by such Bank, in such notice, into Base Rate Loans) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to the Affected Loans shall be applied instead to Base Rate Loans.

         5.5 Compensation. The Borrowers shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines are attributable to:
            (a) any payment or conversion of a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 9 hereof) made by such Bank on a date other than the last day of the Interest Period for such Loan; or
            (b) any failure by the Borrowers to borrow a Fixed Rate Loan from such Bank or to convert any Loan into a Fixed Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 9 hereof) from such Bank on the date for such borrowing or conversion specified in the relevant notice of borrowing or conversion given pursuant to
Section 2.2 hereof. Without limiting the effect of the preceding sentence hereof, such compensation shall include, with respect to the Fixed Rate Loan of any Bank so paid, converted or not borrowed, an amount equal to the excess, if any, of the amount of interest which would have accrued on the principal amount of such Loan for the period from the date of such payment, conversion or failure to borrow to the scheduled maturity date of such Loan at the applicable Fixed Rate over (1) if such Loan is a LIBOR Loan, the interest component (as reasonably determined by such Bank) of the amount (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and maturities comparable to such period, or (2) if such Loan is a CD Loan, the interest component (as reasonably determined by such Bank) such Bank would have bid in the United States certificate of deposit market for Dollar deposits of leading banks in amounts comparable to such principal amount and maturities comparable to such period. A statement of a Bank setting forth the formula applied to determine any amount necessary to compensate such Bank under this
Section 5.5 shall be delivered to the Borrowers through the Administrative Agent and shall be conclusive, except in the case of manifest error, as to such determination and such amount. Each Bank shall, upon the occurrence of any event giving rise to the operation of this Section with respect to such Bank, use reasonable efforts to designate another Applicable Lending Office for any Loans affected by such event, provided that such Bank and its Applicable Lending Office shall not as a result thereof suffer economic, legal or regulatory disadvantage.

        5.6 Capital Adequacy.
            (a) In the event that at any time after the date of this Agreement any Regulatory Change shall, in the reasonable opinion of any Bank, require that its Commitment (or any portion thereof) be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital or equity to be maintained by such Bank or any corporation controlling such Bank and such Regulatory Change shall have the effect of reducing the rate of return on such Bank's or such corporation's capital or equity, as the case may be, as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation, as the case may be, could have achieved but for such Regulatory Change (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy and any payments made to such Bank pursuant to Section 5.1 which relate to capital adequacy and assuming that such Bank's capital was fully utilized prior to such Regulatory Change) by an amount deemed in good faith by such Bank to be material, then from time to time following written notice by such Bank to the Borrowers through the Administrative Agent of such Regulatory Change as provided in Section 5.6(b), within five (5) days after demand by such Bank through the Administrative Agent, the Borrowers shall pay to the Administrative Agent, for the account of such Bank, such additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction.
            (b) If any Bank becomes entitled to claim any additional amounts pursuant to this Section 5.6, it shall promptly notify the Borrowers through the Administrative Agent of the event by reason of which it has become so entitled, but in any event within forty-five (45) days, after such Bank obtains actual knowledge thereof; provided that if such Bank fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Bank shall, with respect to such compensation in respect of any costs resulting from such event, only be entitled to payment for costs incurred from and after the date forty-five (45) days prior to the date that such Bank does give such notice. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section 5.6, submitted by such Bank to the Borrowers through the Administrative Agent, shall be delivered to the Borrowers promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error and at the Borrowers' request, such Bank shall set forth the basis for such determination. The covenants contained in this Section 5.6, shall survive the termination of this Agreement and the payment of the Notes.

         Article 6. Conditions Precedent.

         6.1 Effectiveness. This Agreement and the obligations of the Agents and the Banks hereunder are subject to the receipt by the Documentation Agent, the Administrative Agent or the Banks, as appropriate, of the following documents, each of which shall be satisfactory to the Documentation Agent and each Bank in form and substance:

            (a) General Partner Matters. (1) A copy of CC II General Partner's certificate of incorporation certified by the Secretary of State of Delaware together with a certificate from a Senior Officer of CC II General Partner certifying (A) its by-laws and (to the extent relating to the Partnership Documents, this Agreement, the Notes, and the Security Documents and the transactions contemplated hereby and thereby) its directors' resolutions or other authorizations and (B) the name and authorized signature of each of its officers authorized to sign the Partnership Documents and this Agreement, the Notes and the Security Documents, as the case may be, and who will, until replaced by another officer duly authorized for that purpose, act as its representative for purposes of signing documents and giving notices and other communications in connection with the Partnership Documents and the transactions contemplated hereby and thereby. (2) A copy of CC III General Partner's certificate of incorporation certified by the Secretary of State of Delaware together with a certificate from a Senior Officer of CC III General Partner certifying (A) its by-laws and (to the extent relating to the Partnership Documents, this Agreement, the Notes, and the Security Documents and the transactions contemplated hereby and thereby) its directors' resolutions or other authorizations and (B) the name and authorized signature of each of its officers authorized to sign the Partnership Documents, this Agreement, the Notes and the Security Documents, as the case may be, and who will, until replaced by another officer duly authorized for that purpose, act as its representative for purposes of signing documents in connection with the Partnership Documents and the transactions contemplated hereby and thereby.
The Administrative Agent and each Bank may conclusively rely on the certificates delivered pursuant to this Section 6.1(a) until they receive notice to the contrary in writing from CC II General Partner or CC III General Partner, as applicable.
            (b) Borrower Matters. (1) A copy of the CC II Certificate of Limited Partnership certified by the Secretary of State of Delaware together with a certificate from a Senior Officer certifying the Partnership Agreement and the action of CC II, L.P. relating to this Agreement, the Notes, and the Security Documents and the transactions contemplated hereby and thereby. (2) A copy of the CC III Certificate of Limited Partnership certified by the Secretary of State of Delaware together with a certificate from a Senior Officer certifying the CC III Partnership Agreement and the action of CC III, L.P. relating to this Agreement, the Notes, and the Security Documents and the transactions contemplated hereby and thereby. (3) A copy of Peachtree's certificate of incorporation certified by the Secretary of State of Delaware together with a certificate from a Senior Officer of Peachtree certifying (A) its by-laws and (to the extent relating to this Agreement, the Notes, and the Security Documents and the transactions contemplated hereby and thereby) its directors' resolutions or other authorizations and (B) the name and authorized signature of each of its officers authorized to sign this Agreement, the Notes and the Security Documents, as the case may be, and who will, until replaced by another officer duly authorized for that purpose, act as its representative for purposes of signing documents and giving notices and other communications in connection with the transactions contemplated hereby. The Administrative Agent and each Bank may conclusively rely on such certificate until they receive notice in writing from Peachtree to the contrary.

            (c) No Default Certificate. A certificate of a Senior Officer of each Borrower to the effect set forth in clauses (a), (b) and (c) of the first sentence of Section 6.3 hereof.
            (d) Opinions of Counsel to the Borrowers. An opinion of (1) Paul, Hastings, Janofsky & Walker and (2) Cole Raywid & Braverman in form and substance reasonably satisfactory to counsel to the Documentation Agent. The Borrowers hereby expressly instruct each such counsel to prepare its opinion and deliver it to the Documentation Agent, each Arranging Agent, each Managing Agent, the Administrative Agent and the Banks for their respective benefits and each such opinion shall contain a statement to that effect.
            (e)  Notes.  The Notes duly completed and executed.
            (f) Hickory Purchase Agreement. Evidence that the transactions contemplated by the Hickory Purchase Agreement and the Partnership Documents have been duly consummated in a manner satisfactory to each of the Banks together with a true, correct and complete copy of the Hickory Purchase Agreement (together with Exhibits and Schedules thereto) and each agreement, certificate, opinion or other writing delivered by any party to the Hickory Purchase Agreement or the Partnership Documents in connection with the conveyance to CC II, L.P. of the assets to be conveyed to the Borrowers pursuant to the Hickory Purchase Agreement (and the Borrowers shall use reasonable efforts to cause each such opinion to be accompanied by a letter from the Person delivering such opinion authorizing reliance thereon by the Banks).
            (g) UCC Financing Statements. Additional UCC-1 financing statements naming the applicable Borrower as debtor and the Administrative Agent as the secured party in proper form for filing in such offices, if any, as the Documentation Agent may reasonably request.
            (h) Insurance. Evidence of insurance on the Collateral conveyed to CC II, L.P. pursuant to the Hickory Purchase Agreement and an endorsement on each Borrower's liability insurance policies, naming the Administrative Agent as loss payee and an additional insured as required by the Security Agreement.
            (i) Approvals. Copies of each approval or consent of, or filings or registrations with, any state or federal commission or other federal, state or local regulatory authority, which is required in connection with the execution, delivery and performance by the general and limited partners of CC II, L.P. and CC III, L.P. of the Partnership Documents and the Borrowers of this Agreement, the Loan Documents, the Notes and the Hickory Purchase Agreement and the transactions contemplated hereby and thereby and copies of all of the consents, approvals and waivers with respect thereto referred to in
Exhibit 7.10.
            (j) Good Standing. Certificates issued as of a recent date by the Secretaries of the States of (1) Delaware, Georgia, North Carolina, South Carolina, Tennessee and Kentucky with respect to CC II, L.P.; (2) Delaware and Alabama with respect to CC III, L.P.; (3) Nevada and Georgia with respect to Peachtree; and (4) North Carolina, South Carolina, Delaware, Georgia and Missouri with respect to the CC II General Partner and the CC III General Partner, all such certificates showing such Borrower or General Partner, as the case may be, to be duly qualified to do business and in good standing in such States.

            (k) Confirmations of Security Documents. All parties under any of the Security Documents shall have confirmed in writing, in form and substance satisfactory to the Documentation Agent and its counsel and each Bank, that the security interests created thereunder and each such party's obligations under the Security Documents remain in full force and effect.
            (l) Pro Forma Balance Sheet and Projections. (1) A Pro Forma Balance Sheet and (2) a certificate of a Senior Officer of each Borrower certifying compliance with all covenants set forth herein after giving effect to the Loans to be made on the Closing Date and the application of the proceeds thereof (including, without limitation, consummation of the transactions contemplated by the Hickory Purchase Agreement) and attaching thereto pro forma projections demonstrating such compliance both before and after giving effect to said Loans and applications of proceeds.
            (m) Fee Subordination Agreement. The Fee Subordination Agreement, duly executed and delivered by the Borrowers and the Manager.
            (n) Other Documents. Such other documents as the Documentation Agent, the Administrative Agent or counsel to the Documentation Agent may reasonably request.

         6.2 Cencom. Loans. The obligation of the Banks to make any Loans the proceeds of which shall be used to consummate the transactions contemplated by the Cencom Purchase Agreements is subject to the receipt by the Documentation Agent, the Administrative Agent or the Banks, as appropriate, (on the date of the making of such Loans (the "Cencom Loan Date") of the following documents, each of which shall be satisfactory to the Documentation Agent and each Bank in form and substance:
            (a) General Partner Matters. (1) A certificate, dated the Cencom Loan Date, from a Senior Officer of CC II General Partner certifying that the certificate of incorporation, by-laws and directors' resolutions delivered pursuant to clause (1) of Section 6.1(a) have not been amended or modified and remain in full force and effect. (2) A certificate, dated the Closing Date from a Senior Officer of CC III General Partner certifying that the certificate of incorporation, by-laws and directors' resolutions delivered pursuant to clause
(2) of Section 6.1(a) have not been amended or modified and remain in full force and effect. The Administrative Agent and each Bank may conclusively rely on the certificates delivered pursuant to this Section 6.2(a) until they receive notice to the contrary in writing from CC II General Partner or CC III General Partner, as applicable.
            (b) Borrower Matters. (1) A certificate, dated the Cencom Loan Date from a Senior Officer of CC II, L.P. certifying that the Certificate of Limited Partnership, the Partnership Agreement and the action of CC II, L.P. delivered pursuant to clause (1) of Section 6.1(b) have not been amended or modified and remain in full force and effect. (2) A certificate, dated the Cencom Loan Date from a Senior

Officer of CC III, L.P. certifying that the Certificate of Limited Partnership, the Partnership Agreement and the action of CC III, L.P. delivered pursuant to clause (2) of Section 6.1(b) have not been amended or modified and remain in full force and effect. (3) A certificate, dated the Cencom Loan Date from a Senior Officer of Peachtree certifying that the certificate of incorporation, by-laws and directors' resolutions delivered pursuant to clause (3) of Section 6.1(b) have not been amended or modified and remain in full force and effect. The Administrative Agent and each Bank may conclusively rely on such certificate until they receive notice in writing from Peachtree to the contrary.
            (c) No Default Certificates. A certificate of a Senior Officer of each Borrower to the effect set forth in clauses (a), (b) and (c) of the first sentence of Section 6.3 hereof.
            (d) Opinions of Counsel to the Borrowers. An opinion of (1) Paul, Hastings, Janofsky & Walker, and (2) Cole, Raywid & Braverman, L.L.P., each in form and substance reasonably satisfactory to counsel to the Documentation Agent. The Borrowers hereby expressly instruct each such counsel to prepare its opinion and deliver it to the Documentation Agent, each Arranging Agent, each Managing Agent, the Administrative Agent and the Banks for their respective benefits and each such opinion shall contain a statement to that effect.
            (e) Pro Forma Balance Sheet and Projections. (1) A Pro Forma Balance Sheet and (2) a certificate of a Senior Officer of each Borrower certifying compliance with all covenants set forth herein after giving effect to the Loans to be made in connection with the consummation of the transactions contemplated by the Cencom Purchase Agreements and the application of the proceeds thereof and attaching thereto pro forma projections demonstrating such compliance both before and after giving effect to said Loans and applications of proceeds.
            (f) Cencom Purchase Agreements. Evidence that the transactions contemplated by the Cencom Purchase Agreements and the Partnership Documents have been duly consummated in a manner satisfactory to each of the Banks together with a true, correct and complete copy of each of the Cencom Purchase Agreements (together with Exhibits and Schedules thereto) and each agreement, certificate, opinion or other writing delivered by any party to the Cencom Purchase Agreements or the Partnership Documents in connection with the conveyance to CC II, L.P. of the assets to be conveyed to the Borrowers pursuant to the Cencom Purchase Agreements (and the Borrowers shall use reasonable efforts to cause each such opinion to be accompanied by a letter from the Person delivering such opinion authorizing reliance thereon by the Banks).
            (g) UCC Financing Statements. Additional UCC-1 financing statements naming the applicable Borrower as debtor and the Administrative Agent as the secured party in proper form for filing in such offices, if any, as the Documentation Agent may reasonably request.
            (h) Insurance. Evidence of insurance on the Collateral conveyed to CC II, L.P. pursuant to the Cencom Purchase Agreements and an endorsement on each Borrower's liability insurance policies, naming the Administrative Agent as loss payee and an additional insured as required by the Security Agreement.
            (i) Approvals. Copies of each approval or consent of, or filings or registrations with, any state or federal commission or other federal, state or local regulatory authority, which is required in connection with the execution, delivery and performance by the general and limited partners of CC II, L.P. and CC III, L.P. of the Cencom Purchase Agreements and the transactions contemplated thereby and copies of all of the consents, approvals and waivers with respect thereto referred to in Exhibit 7.10.
            (j) Good Standing. Certificates issued as of a recent date by the Secretaries of the States of (i) Delaware, Georgia, North Carolina, South Carolina, Tennessee and Kentucky with respect to CC II, L.P.; (ii) Delaware and Alabama with respect to CC III, L.P.; (iii) Nevada and Georgia with respect to Peachtree; and (iv) North Carolina, South Carolina, Delaware, Georgia and Missouri with respect to the CC II General Partner and the CC III General Partner, all such certificates showing such Borrower or General Partner, as the case may be, to be duly qualified to do business and in good standing in such States.
            (k) Partnership Equity. Evidence that CC II, L.P. has received aggregate partnership cash equity contributions of at least $25,000,000 over and above the equity contributed to CC II, L.P. through March 28, 1996.
            (l) Other Documents. Such other documents as the Documentation Agent, the Administrative Agent or counsel to the Documentation Agent may reasonably request.

         6.3 Loans. The obligation of the Banks to make Loans to the Borrowers upon the occasion of each borrowing hereunder (including the borrowings made on the Closing Date and those referred to in Section 6.2 hereof) is subject to the further conditions precedent that, the Administrative Agent shall have received the certificate called for in Section 2.6 hereof and that, as of the date of such Loans and after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Borrowers in Article 7 hereof and in the Security Documents shall be true in all material respects on and as of the date of the making of such Loans with the same force and effect as if made on and as of such date (except to the extent such representations expressly relate to the date hereof, any specified earlier date or the Closing Date; provided, that, for purposes of this Section 6.3, all references to the Closing Date in Article 7 hereof shall, from and after the Cencom Loan Date, be deemed references to the Cencom Loan Date); and (c) after giving effect to such borrowing, the covenants set forth in Sections 8.12 and 8.13 shall not have been breached.

         Article 7. Representations and Warranties.

         The Borrowers represent and warrant to the Agents and the Banks (which representations and warranties, other than as provided in Section 6.2 hereof, shall be restated as of the date of each Loan hereunder except to the extent such representations and warranties expressly relate to the date hereof, any specified earlier date or the Closing Date) that:
         7.1 Existence. Each of CC II, L.P. and CC III, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CC II General Partner and CC III General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Peachtree is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Borrowers, CC II General Partner and CC III General Partner: (a) has all requisite partnership or corporate power, as the case may be, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (b) is qualified to do business and in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to do so would have a Material Adverse Effect. Except where the absence of same would not have a Material Adverse Effect, each of the Borrowers, CC II General Partner and CC III General Partner has or will have on and as of the Closing Date all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted.

         7.2   Capital Structure.

            (a) Except as set forth on Exhibit 7.2 hereto, as at the date hereof and the Closing Date, none of the Borrowers have any Subsidiaries. As of the date hereof and the Closing Date, Exhibit 7.2 accurately and completely lists the names and addresses of each general and limited partner of CC II, L.P. and CC III, L.P. All equity contributions to CC II, L.P. and CC III, L.P. required to be made by any general or limited partner to CC II, L.P. or CC III, L.P. in accordance with the terms of the CC II Partnership Agreement or the CC III Partnership Agreement, as applicable, have been made and each partnership interest in the Borrowers is, and as of the Closing Date will be, owned by the Persons referred to on Exhibit 7.2, free and clear of any Lien except for Liens provided for herein. Except as set forth on Exhibit 7.2, there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any general or limited partnership interest in the Borrowers, nor are there outstanding any securities which are convertible into or exchangeable for any general or limited partnership interest in the Borrowers.
            (b) The authorized capital stock of Peachtree consists of 40,000 shares of Class A Common stock, $1.00 par value and 20,000 shares of Class B Common Stock, $1.00 par value (the "Peachtree Stock"), of which 6,943 shares of Class A Common Stock and 3,207 shares of Class B Common Stock are issued and outstanding. All of the issued and outstanding shares of Peachtree Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character relating to issued or unissued capital stock or other securities of Peachtree obligating Peachtree to issue, deliver or sell, or cause to be issued, delivered or sold, any securities or obligating Peachtree to grant, extend or enter into any subscription, option, warrant, right, convertible securities or similar agreement or commitment with respect thereto. Except for the Peachtree Pledge Agreement there are no voting trusts or other agreements or understandings to which Peachtree or any other Loan Party is a party with respect to the voting of the capital stock of Peachtree. CC III, L.P. is the record and beneficial owner of all of the issued and outstanding Peachtree Stock.

         7.3 Authority. The making and performance by the Borrowers of this Agreement, the Loan Documents, the Notes and (as of the Closing Date) the borrowing hereunder, and the granting to the Administrative Agent of the security interests in the Collateral under the Security Documents, have been duly authorized by all necessary corporate or partnership action and do not and will not violate any provision of law, rules, regulations or orders; or result in the breach of, or constitute a default or require any consent under, any material indenture or other agreement or instrument by which any of the Borrowers or any of their respective properties may be bound or affected; or result in, or require, the creation or imposition of any Lien upon or with respect to any properties of any of the Borrowers (other than Permitted Liens and the Liens on the Collateral created by the Security Documents).

         7.4   Financial Condition and Outstanding Agreements.

            (a) The Pro Forma Balance Sheet will be based on estimates believed by the Borrowers to be reasonable and will be presented in conformity with GAAP (except for the absence of footnotes). On the date of the Pro Forma Balance Sheet, the Borrowers will have no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial in amount in relation to the pro forma financial condition of the Borrowers as at said date, except as referred to or reflected or provided for in the Pro Forma Balance Sheet.
            (b) The Projections have been prepared on the basis of the assumptions accompanying them and reflect the Borrowers' good faith estimates, as of the date hereof, after reasonable analysis of the matters set forth therein based upon such assumptions. Except as set forth on Exhibit 7.4(b), the Borrowers are not aware, as of the date hereof and as of the Closing Date, of any facts which would indicate that such assumptions are materially incorrect.
            (c) Exhibit 7.4(c) hereto sets forth all agreements to which any of the Borrowers or any of their respective Subsidiaries on the date hereof is, or on the Closing Date will be, a party or by which it on the date hereof is, or on the Closing Date will be, bound (other than the Partnership Documents or the Franchises) which relate to any Investment by any of the Borrowers or any such Subsidiary in another Person or by another person in any Borrower or any such Subsidiary and all other material agreements to which any of the Borrowers or any of their respective Subsidiaries is (or on the Closing Date will be) a party or by which any of them is (or on the Closing Date will be) bound which are not terminable by the applicable Borrower or the applicable Subsidiary on not more than 30 days' notice which (i) directly or indirectly commit (or on the Closing Date will commit) such Borrower or such Subsidiary to make any Investment or Capital Expenditure or to issue any Guarantees or (ii) which are (or on the Closing Date will be) with any Affiliate. True, correct and complete copies of all agreements listed on Exhibit 7.4(c) have heretofore been delivered to the Agents and the Banks.
            (d) The principal business which the Borrowers are currently conducting is the ownership and operation of cable television systems, which business is and will continue to be under common management and is and will continue to be conducted as a common enterprise.

         7.5 Litigation. Except as otherwise described in Exhibit 7.5 hereto, there are no lawsuits or other proceedings (including, without limitation, lawsuits or proceedings of the sort described in Section 8.1(9) hereof) pending or, to the knowledge of the Borrowers threatened against or affecting any of the Borrowers or any of their respective Subsidiaries or their respective properties or assets, before any court or arbitrator or by or before any governmental commission, bureau or other regulatory authority which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect (except for proceedings generally affecting the cable television industry). None of the Borrowers or any of their respective Subsidiaries, nor any general partner nor to the best knowledge of the Borrowers any limited partner of CC II, L.P. or CC III, L.P. is in default under or in violation of or with respect to any law, rule, regulation, order, writ, injunction or decree of any court, arbitrator, governmental commission, bureau or other regulatory authority (including, without limitation, Environmental Laws) which default or violation singly or in the aggregate could have a Material Adverse Effect.

         7.6 Assets and Properties. Except as set forth on Exhibit 7.6, each of the Borrowers has good and indefeasible title to its properties and assets free and clear of all Liens, except those permitted by Section 8.9 hereof.
None of the Borrowers owns any real property the loss of which could have a Material Adverse Effect.

         7.7 Margin Stock. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loans hereunder will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

         7.8 Taxes. Each of the Borrowers has filed all returns with respect to taxes which are material in amount which are required to be filed under any law applicable thereto on or before the date such filing is required (taking into account any extensions with respect thereto), and has paid, or made provisions for the payment of, all taxes shown to be due pursuant to said returns or pursuant to any assessment received by such Borrower, except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been provided or such taxes which are not material in amount and the non-payment of which could not have a Material Adverse Effect.

         7.9   No Default or Burdensome Obligations.
            (a) Except as otherwise described in Exhibit 7.9 hereto, none of the Borrowers is in default in the payment or performance or observance of any contract, agreement or other instrument to which it is a party or by which it or its properties or assets may be bound, which individually or together with all other such defaults could have a Material Adverse Effect.
            (b) None of the Borrowers nor any of their respective Subsidiaries is a party to or bound by any Franchise, agreement, deed, lease or other instrument, or subject to any provision of its certificate of incorporation, by-laws or Partnership Documents or other corporate or partnership restriction which, in the opinion of such Borrower's management, is so unusual or burdensome as in the foreseeable future materially and adversely to affect or impair the business or assets or financial condition of such Borrower on an individual basis or the Borrowers and their respective Subsidiaries on a consolidated basis. The Borrowers do not currently anticipate that future expenditures needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner the business or assets or financial conditions of any

Borrower on an individual basis or the Borrowers and their respective Subsidiaries on a consolidated basis.

        7.10 Approval of Regulatory Authorities.  Except as set forth on
Exhibit 7.10 hereto and except for any approvals or consents the absence of which would not give rise to a Material Adverse Effect, no approval or consent of, or filing or registration with, any state or federal commission (including, without limitation, the Federal Communications Commission or the grantors of the Franchises) or other federal, state or local regulatory authority is required in connection with the execution, delivery and performance by the Borrowers of this Agreement, the Loan Documents or the Notes, except the filing of UCC financing statements, if any, referred to in Section 6.1(f) or 6.2(g) hereof and any approval, consent, filing or registration referred to in Section 6.1(h) or 6.2(i) hereof, true, correct and complete copies of which have previously been provided to the Documentation Agent by the Borrowers or, to the extent the same relate to the Systems to be conveyed to CC II, L.P. under the Cencom Purchase Agreements shall be provided to the Documentation Agent on or before the consummation of the transactions contemplated by the Cencom Purchase Agreements.

        7.11 Binding Agreements. This Agreement constitutes, and the Notes and the Loan Documents (to which it is a party) when executed and delivered by the Borrowers will constitute, the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, except insofar as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        7.12 Partnership Documents. The Borrowers have heretofore delivered to each Bank a true and complete copy of each Partnership Document, as modified and supplemented and in effect on the date hereof, and each such Partnership Document is in full force and effect and no default by any party thereto of any of the provisions thereof is in existence on the date hereof and no such default will be in existence on the Closing Date.

        7.13 Franchise and Licenses.
            (a) Complete copies of the Franchises have heretofore been provided to the Documentation Agent and the Administrative Agent (and to each of the Banks which has requested the same) and, except as set forth on Exhibit
7.13 hereto, each Franchise is in full force and effect. Except as set forth on Exhibit 7.13, one of the Borrowers is (or will be on the Closing Date) the franchisee under each Franchise and holds (or will hold) the rights thereunder free and clear of all Liens other than Permitted Liens. No default has occurred which is continuing under or in respect of any of the provisions of any of the Franchises which would be likely to have a Material Adverse Effect. No approval, application, filing, registration, consent or other action of any local, state or federal authority is required to enable the applicable Borrower to operate under the Franchises with respect to which it is the franchisee or with respect to which it will be the franchisee from and after the Closing Date except for those referred to in Section 7.10 hereof. Except as set forth on
Exhibit 7.13, as of the date hereof and as of the Closing Date the Borrowers have received no notice from the granting body or any other governmental authority with respect to any breach of any covenant under, or any default with respect to, any of the Franchises.

            (b) Except as set forth on Exhibit 7.13, as of the date hereof, as of the Closing Date and upon the consummation of the transactions contemplated by the Cencom Purchase Agreements, none of the Franchises nor any other licenses held by any of the Borrowers require that any present partner, officer or employee of any of the Borrowers remain a partner, officer or employee of such Borrower, or that any transfer of control of any Borrower or the Franchise must be approved by any public or governmental body other than the Federal Communications Commission and the grantors of the Franchises.
            (c) Except as described in Exhibit 7.13, the Borrowers have no reason to believe (although there can be no legal assurance thereof) that the Franchises and other licenses, permits and authorizations currently held by the Borrowers will not be renewed in the ordinary course. The Borrowers have filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of the Franchises or other licenses, permits and authorizations currently held by any of the Borrowers or the activities of the Borrowers with respect thereto.
            (d) Except where the failure to do so would not create a Material Adverse Effect, (1) there have been duly and timely filed all cable television registration statements and other filings which are required to be filed with respect to the Systems under the Communications Act of 1934, as amended, and the Borrowers and the Systems are in all respects in compliance with such Act, including, without limitation, the rules and regulations of the Federal Communications Commission relating to the carriage of television signals; (2) all necessary clearances from the Federal Communications Commission have been obtained for all cable channels of the Systems in aeronautical frequency bands; and (3) there have been recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all notices, statements of account, royalty fees and other documents and instruments required with respect to each of the Systems under the Copyright Act of 1976, as amended. None of the Borrowers is liable to any Person for copyright infringement under the Copyright Act as a result of its business operations except where such liability would not have a Material Adverse Effect.

        7.14 ERISA. None of the Borrowers nor any ERISA affiliate maintains or contributes to, or has maintained or contributed to, any Plan or Multiemployer Plan. None of the Borrowers nor any of their respective Subsidiaries has made any promise of retirement benefits to employees, except as set forth in written instruments, copies of which have heretofore been made available to the Documentation Agent, the Administrative Agent and the Banks.

        7.15 Name Changes; Purchases; Acquisitions. Except as previously disclosed, set forth on Exhibit 7.15 hereto, none of CC II, L.P., CC III, L.P. or, to the best of the Borrowers' knowledge, Peachtree has within the six year period immediately preceding the date of this Agreement changed its name or has been the surviving entity of a merger, purchase or consolidation, or acquired all or substantially all of the assets of any Person.

        7.16 Environmental Laws. Except as consistent with applicable Environmental Laws, no Hazardous Substances are present on or below the surface of the real property or to the

Borrowers' knowledge leased premises included in the Collateral which could have a Material Adverse Effect. None of the soil, ground water, or surface water of such real property, or to the best of the Borrowers' knowledge such leased premises, is contaminated in any material respect by any Hazardous Substance which could have a Material Adverse Effect. To the best of the Borrowers' knowledge, there are no incinerators, septic tanks, or cesspools located on such real property or on such leased premises, all sewage is discharged into a public sanitary sewer system, and no Hazardous Substances are emitted, discharged or released in any material respect from such real property or leased premises, directly or indirectly, into the atmosphere or any body of water. To the best of the Borrowers' knowledge, none of the Borrowers nor any present or former owner or operator of such real property or such leased premises, has been identified as a potentially responsible party for clean-up liability with respect to the emission, discharge, or release of any Hazardous Substance. As of the date hereof, no permits, licenses, or other authorizations issued pursuant to the Environmental Laws are required for the applicable Borrower's ownership of the Collateral, present use or occupancy of the real property or leased premises included in the Collateral, or the present operation of the Systems the absence of which would have a Material Adverse Effect.

        7.17 Full Disclosure. None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished to the Documentation Agent, the Administrative Agent or the Banks by or on behalf of any of the Borrowers in connection with this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. Except for matters affecting the cable television industry generally, there is no fact now known to the Borrowers which could have a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Documentation Agent, the Administrative Agent or the Banks.

         7.18 Foreign Trade Regulations and Government Regulation.
            (a) None of the Borrowers nor any of their respective Subsidiaries is (1) a Person included within the definition of "designated foreign country" or "national" of a "designated foreign country" in Executive Order No. 9193, as amended, in the Foreign Assets Control Regulations (31 C.F.R., Chapter V, Part 500, as amended), in the Cuban Assets Control Regulations (31 C.F.R., Chapter V, Part 515, as amended) or within the meanings of any of such orders or regulations, or of any regulations, interpretations or rulings issued thereunder, or in violation of such orders or regulations or of any regulations, interpretations or rulings issued thereunder; or (2) an entity listed in Sections 520.101, 545.306 or 550.304 of the Foreign Funds Control Regulations (31 C.F.R., Chapter V, Parts 520, 545 and 555, each as amended).
            (b) None of the Borrowers nor any of their respective Subsidiaries nor any Person controlling any of the Borrowers or any of their respective Subsidiaries or under common control with any of the Borrowers or any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company

Act of 1940, the Interstate Commerce Act or any statute or regulation which regulates the incurring by any Borrower of Indebtedness for borrowed money.

        7.19 Purchase Agreements. The Purchase Agreements have been duly executed and delivered by all of the parties thereto and are each in full force and effect without waiver or modification of any provision thereof. Since the execution of the Purchase Agreements, nothing has come to the attention of the Borrowers which would indicate that any of the representations and warranties of any of the sellers contained therein or in any instrument, document or certificate delivered pursuant thereto or in connection therewith, as such representations and warranties relate to the Systems to be conveyed to CC II, L.P. thereunder, is incorrect in any material respect.

         Article 8.  Covenants.

         So long as the Borrowers have any obligations hereunder for the repayment of principal of and interest on the Loans and the payment of fees hereunder:

         8.1 Financial Statements and Other Information. The Borrowers shall deliver to the Administrative Agent (which will promptly deliver a copy of the same to each Bank):

            (1) Commencing with the fiscal quarter ending March 31, 1997, as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrowers (exclusive of the fiscal quarter ending December 31): (a) consolidated statements of income of the Borrowers and their respective Subsidiaries for the period from the beginning of such fiscal year, and (b) the related consolidated balance sheets of the Borrowers and their respective Subsidiaries as at the end of such fiscal quarter, all in reasonable detail, and (c) a certificate signed by a Senior Officer on behalf of the Borrowers stating that said financial statements are correct and complete in all material respects and, subject to year-end audit adjustments, fairly present the financial condition and results of operation of the Borrowers as at the end of the fiscal period covered thereby.

            (2) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers: (a) consolidated statements of income and reconciliation of capital accounts and sources and application of funds of the Borrowers and their respective Subsidiaries, (b) the statement of income of the Borrowers for each grouping of the Systems then utilized by the Borrowers and (c) the related consolidated balance sheets of the Borrowers and their respective Subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by (A) an opinion (without material qualification) of independent public accountants of recognized standing selected by the Borrowers and reasonably acceptable to the Majority Banks as to said financial statements and a certificate of said accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by the Borrowers to perform or observe any of their agreements contained in Section 8.11, 8.12, 8.13, 8.18 or 8.24 of this Agreement, and (B) a certificate signed by a Senior Officer on behalf of the Borrowers stating that said financial statements are correct and complete in all material respects and fairly present the financial condition and results of operations of the Borrowers as at the end of and for such fiscal year.

            (3) Promptly upon receipt thereof, copies of all other material reports, including management letters, submitted to the Borrowers by their independent certified public accountants in connection with any annual, interim or special audit of the books of the Borrowers made by such accountants.

            (4) If the Debt Ratio for the then most recently reported full fiscal quarter exceeded 3.5:1, an operating report in the form of
         Exhibit 8.1 hereto, as soon as available and in any event within 45 days after the end of each month.

            (5) As soon as possible, and in any event by April 30 of each year a copy of each Borrower's annual budget for such fiscal year.

            (6) Promptly after their becoming available, copies of financial statements and proxy statements which CC II, L.P. or CC III, L.P. shall have sent to their respective limited partners generally.

            (7) Together with each financial statement delivered pursuant to clause (1) or (2) above, a certificate, setting forth (i) a calculation of the Debt Ratio as at the end of the fiscal period covered by said statements, (ii) computations or other information necessary to demonstrate compliance with Sections 8.8, 8.10, 8.11, 8.12, 8.13, 8.19 and 8.20 hereof and (iii) a statement to the effect that the Borrowers are in compliance with Section 8.17 hereof, in each case as at the end of, and for, the respective fiscal quarter.

            (8) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Borrowers (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent or any Bank may reasonably request.

            (9) As soon as possible, and in any event within 15 days after any of the Borrowers know that any of the events or conditions set forth below have occurred or exist, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action which the applicable Borrower (CC II General Partner, CC III General Partner or the applicable Affiliate) proposes to take with respect thereto (and a copy of any notices or other communications received or given by the applicable Borrower, CC II General Partner, CC III General Partner or the applicable Affiliate, with respect thereto):

                 (A) any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting any Borrower, CC II General Partner, CC III General Partner or any of their respective Affiliates or relating to the assets or liabilities of any of them (including, without limitation, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances), which could have a Material Adverse Effect or materially impair the value of the Collateral;
                 (B) any liability or threatened liability of any Borrower, CC II General Partner, CC III General Partner or their respective Affiliates (a) under any applicable law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, or (b) for the costs of any clean-up or other remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over any Borrower, CC II General Partner, CC III General Partner or their respective Affiliates to prevent or minimize any actual or threatened release by any Borrower, CC II General Partner, CC III General Partner or their respective Affiliates of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment which would endanger the public health or the environment which could in either case have a Material Adverse Effect; and
                 (C) any change or proposed change in any law, rule, regulation or order (including without limitation, Environmental
            Laws) of any governmental body or regulatory authority, other than proposed changes of general applicability, which could have a Material Adverse Effect.

            (10) Promptly after any Borrower has knowledge of the occurrence of any Default or any Material Adverse Effect (other than those resulting solely from events or conditions affecting the cable television industry generally), a statement of a Senior Officer describing such Default or Material Adverse Effect, as the case may be, and the action which the applicable Borrower proposes to take with respect thereto.

         8.2 Taxes and Claims. Each Borrower will pay and discharge all of its obligations and liabilities, including, without limitation, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of such Borrower, provided that such Borrower shall not be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by proper proceedings if adequate reserves are maintained with respect thereto or such taxes are not material in amount and the non-payment thereof could not have a Material Adverse Effect.

         8.3 Insurance. Each Borrower will maintain insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which such Borrower operates. The Borrowers will furnish to the Banks, upon the written request of any Bank from time to time, such information as may be reasonably requested as to the insurance maintained by the Borrowers.

         8.4 Maintenance of Existence; Conduct of Business. Each Borrower will preserve and maintain its legal existence and all of its rights, privileges and franchises (other than the Franchises, but without limiting the effect of Section 9.M hereof) material to its operation in the normal conduct of its business.

         8.5 Maintenance of and Access to Properties. Each Borrower will maintain all of its properties material to its business, and will permit representatives of the Arranging Agents, the Administrative Agent or any Bank to inspect such properties, and to examine and make extracts from the books and records of such Borrower and to discuss the business, operations and financial condition of such Borrower with employees, accountants and other representatives of such Borrower during reasonable hours and upon reasonable notice.

         8.6   Compliance with Applicable Laws.
            (a) Each Borrower will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental body or regulatory authority, a breach of which could have a Material Adverse Effect, except where contested in good faith and by proper proceedings if adequate reserves are maintained with respect to any liability (contingent or otherwise) which might arise in connection therewith.
            (b) Each Borrower will operate all property owned or leased by it such that no material obligation, including a clean-up obligation, shall arise under any Environmental Law and Regulation, which obligation would constitute a Lien (other than a Permitted Lien) or charge (prior to that in favor of the Administrative Agent under the Security Documents) on any property of the Borrowers or any other Loan Party.

         8.7 Litigation. The Borrowers will promptly give to each Bank notice in writing of all litigation and of all proceedings before any courts, arbitrators or governmental or regulatory agencies which if adversely determined could have a Material Adverse Effect (other than proceedings affecting the cable television industry generally). Following the initial notice of each such litigation or proceeding, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner.

         8.8 Indebtedness. Except as set forth on Exhibit 8.8 hereto, the Borrowers and their respective Subsidiaries will not create, incur or suffer to exist on a consolidated basis any Indebtedness except: (a) Indebtedness under this Agreement; (b) Capital Lease Obligations (provided that the aggregate amount of Capital Lease Obligations shall not at any one time exceed $3,000,000 in the aggregate); (c) obligations under Interest Rate Protection Arrangements entered into in accordance with Section 8.14 hereof to the extent such Indebtedness is owed to a Bank; (d) Indebtedness with respect to performance bonds, letters of credit and similar instruments securing the contractual obligations of the Borrowers which Indebtedness shall not at any time exceed $4,000,000 in the aggregate; and (e) Indebtedness secured by purchase money security interests which shall not at any time exceed $5,000,000 in the aggregate.

         8.9 Liens. None of the Borrowers will create or suffer to exist any Lien upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation except: (i) Liens in favor of the Administrative Agent under the Security Documents; (ii) Permitted Liens; and
(iii) Liens to which the Majority Banks have consented in writing.

        8.10 Investments. No Borrower will make or permit to remain outstanding any Investment in any Person except: (a) Investments in short-term obligations issued by the U.S. Government, certificates of deposit and other time deposits of, and other bank accounts with, banks having capital and surplus of at least $100,000,000, and commercial paper rated A1 by Standard & Poor's Ratings Group or P1 by Moody's Investors Service issued by a domestic issuer; (b) Investments consisting of repurchase obligations in respect of U.S. Government securities with banks having capital and surplus of at least $100,000,000; (c) Investments in the form of loans to employees of the Borrowers not to exceed in the aggregate $350,000 at any one time; (d) Investments listed on Exhibit 8.10 hereto; and (e) acquisitions of cable television systems pursuant to Section 8.16(a) hereof.

        8.11 Fixed Charge Coverage Ratio. Commencing on April 1, 1999, the Borrowers will not permit the Fixed Charge Coverage Ratio, calculated in accordance with the Borrowers' financial statements delivered pursuant to
Section 8.1 hereof, as at the conclusion of any full calendar quarter to be less than 1.00:1.

        8.12 Debt Ratio. The Borrowers will not permit the Debt Ratio, calculated in accordance with the Borrowers' financial statements delivered pursuant to Section 8.1 hereof, as at the conclusion of any full calendar quarter during the time period set forth in Column (a) below to exceed the ratio set forth in Column (b) below:

                         (a)                                                    (b)
                                                                              Maximum
                       Period                                               Debt Ratio
                       ------                                               ----------

Closing Date through June 30, 1998                                            5.25:1

July 1, 1998, through March 31, 1999                                          5.00:1
April 1, 1999, through December 31, 1999                                      4.50:1

January 1, 2000, through  December 31, 2000                                   4.00:1

January 1, 2001, through December 31, 2001                                     3.50:1

January 1, 2002, and thereafter                                               3.00:1

        8.13 Pro Forma Debt Service. The Borrowers will cause Pro Forma Debt Service Coverage, calculated in accordance with the Borrowers' financial statements delivered pursuant to Section 8.1 hereof, (i) as at the conclusion of any full calendar quarter during the period commencing on the Closing Date and concluding on December 31, 1998 to be equal to or greater than 125% and (ii) as at the conclusion of any full calendar quarter during the period commencing on January 1, 1999 and thereafter to be equal to or greater than 110%.

         8.14 Interest Rate Protection Arrangements.
            (a) The Borrowers may enter into Interest Protection Rate Arrangements at any time or from time to time. All Interest Swap Agreements to which any Borrower is a party shall contain so-called "full two-way payment clauses" and shall not provide for any forfeiture or premium to be payable by the Borrowers in the event of termination thereof. The aggregate principal amount of Indebtedness of the Borrowers to which Interest Rate Insurance Agreements then in effect relate shall not exceed the principal amount of the Loans then outstanding hereunder. The Borrowers shall promptly advise the Administrative Agent in writing when any of them enters into any Interest Swap Agreements or Interest Rate Insurance Agreements.
            (b) The Borrowers shall maintain, at all times, Interest Rate Protection Arrangements which (together with all Interest Rate Protection Arrangements) shall have the effect of fixing the interest rate payable by the Borrowers (for a weighted average term of not less than 18 months at all dates of determination) at a level not to exceed by more than 2% the rate per annum determined by the Administrative Agent (such determination to be conclusive absent manifest error) to be, on the effective date of such Interest Rate Protection Arrangement, the yield (expressed as a rate) in the secondary market on United States Treasury securities having substantially the same term to maturity as such Interest Rate Protection Arrangement (such determination to be based upon quotes obtained by the Administrative Agent from established dealers in such market), with respect to a notional principal amount of Indebtedness of the Borrowers of the sort described in clauses (a), (b) and (c) of the definition of Indebtedness in Section 1.1 hereof equal to:

                 (1) on the Closing Date, at least 50% of the aggregate principal amount of all Loans under the Prior Credit Agreement outstanding immediately prior to the making of the Tranche B and Tranche C Loans hereunder.
                 (2) from and after the 90th day after the Closing Date, at least 50% of the Borrowers' then outstanding Indebtedness to the Banks hereunder.

        8.15 Type of Business. The Borrowers will not without the prior written consent of the Banks engage in any business other than the ownership and operation of cable television systems and related communications businesses.

         8.16 Acquisitions and Dispositions.

            (a) The Borrowers shall not (1) merge or consolidate with any Person (whether or not a Borrower is the surviving entity), except that the Borrowers may merge with each other and with Subsidiaries of the Borrowers if a Borrower is the surviving entity or (2) acquire all or substantially all of the assets of any Person other than pursuant to the Purchase Agreements or Permitted Asset Swaps; provided, however, that (A) the Borrowers may acquire so long as no Default shall have occurred and be continuing additional cable television systems so long as the aggregate purchase price therefor does not exceed the sum of (i) $15,000,000; plus (ii) an amount equal to the aggregate amounts which CC II, L.P. and CC III, L.P. could have distributed to their constituent partners under Section 8.18 hereof, but which were not so distributed; and (B) any Borrower may acquire the assets of any other Borrower so long as the Administrative Agent's security interest in such assets is not thereby impaired.
            (b) The Borrowers shall not enter into any sale and leaseback transactions with respect to, or sell or otherwise dispose of (other than pursuant to Permitted Asset Swaps) any assets other than (1) assets having a value of less than $10,000,000 in the aggregate or (2) tangible personal property which through normal usage becomes unusable and (if not obsolete) is replaced in the ordinary course of business.

            (c) The Borrowers will not organize any Subsidiaries (other than so-called "shell" companies which do not conduct any material portion of the business of the Borrowers) unless such Subsidiaries become obligors under this Agreement and the other Loan Documents in a manner reasonably satisfactory to the Majority Banks.

        8.17 Transactions with Affiliates. Except as permitted by this Agreement, the Borrowers will not directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate other than as provided for in
Section 8.16 hereof; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate) other than those transactions listed on Exhibit 8.17 hereto; provided that the Borrowers may enter into any transaction with an Affiliate if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrowers as the monetary or business consideration which would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

        8.18 Restricted Payments. The Borrowers will not make any Restricted Payments at any time. If, at the time thereof, the Borrowers have paid to the Banks all sums due to the Banks under Section 2.3(d) hereof, CC II, L.P. may, after April 30, 2000, make cash distributions to its constituent partners in addition to any Qualified Distribution during the relevant period, in an amount not to exceed 50% of Excess Cash Flow for the immediately preceding fiscal year (reduced by an amount equal to the amounts in respect of such fiscal year, if any, applied to the purchase of cable television systems under clause (2) of the proviso contained in Section 8.16(a) hereof) so long as immediately prior to such distribution and after giving effect thereto no Default shall have occurred or be continuing. Nothing in this Section 8.18 shall serve to limit distributions from CC III, L.P. to CC II, L.P. or CC III General Partner (it being understood that this sentence shall not be applicable to CC III General Partner if Charter Southeast becomes the General Partner of CC III, L.P.).

        8.19 Leases. None of the Borrowers nor any of their respective Subsidiaries will be or become obligated under any Lease except:

            (a) Capital Lease Obligations permitted pursuant to Section 8.8 hereto.

            (b) Leases, other than Capital Lease Obligations, provided that the aggregate fixed rental obligations for any period of 12 consecutive months under all such Leases (including payments required to be made by the Lessee in respect of taxes and insurance, whether or not denominated as rent, but excluding rental payments made by the Borrowers and their respective Subsidiaries under Pole Rental Leases, Leases of microwave services and maintenance contracts) shall not exceed $1,000,000 in any fiscal year and $9,000,000 in the aggregate.

        8.20 Management Fees. The Borrowers will not incur, assume or have outstanding or otherwise be or become directly or indirectly liable in respect of any fees for managing or supervising the assets or business of the Borrowers other than Management Fees which are subject to the Fee Subordination Agreement.

        8.21 Management. The Borrowers will obtain and maintain management services for the operation of the system from Charter Communications, Inc. as an indirect subcontractor of the Manager under the terms of the Management Agreement.

        8.22 Partnership Interests. CC II General Partner shall remain the general partner of CC II, L.P. provided, however, that Charter Southeast may be substituted for CC II General Partner as the general partner of CC II, L.P. on not less than ten days notice to the Agents, if concurrently with such substitution Charter Southeast pledges its general partnership interest in CC II, L.P. to the Administrative Agent pursuant to a pledge agreement of like tenor to the Partnership Pledge Agreement. CC II, L.P. shall not admit any additional general partner into CC II, L.P. unless the Majority Banks give their prior consent thereto in writing (which consent shall not be unreasonably withheld) and the partnership interests of such additional general partner are pledged to the Administrative Agent pursuant to the Partnership Pledge Agreement. CC III General Partner shall remain the general partner of CC III, L.P. provided, however, that Charter Southeast may be substituted for CC III General Partner as the general partner of CC III, L.P. on not less than ten days notice to the Agents, if concurrently with such substitution Charter Southeast pledges its general partnership interest in CC III, L.P. to the Administrative Agent pursuant to a pledge agreement of like tenor to the Partnership Pledge Agreement. CC III, L.P. shall not admit any additional general partner into CC III, L.P. unless the Majority Banks give their prior consent thereto in writing (which consent shall not be unreasonably withheld) and the partnership interests of such additional general partner are pledged to the Administrative Agent pursuant to the Partnership Pledge Agreement.

        8.23 Amendment of Purchase Agreements. After the closing of the transactions contemplated by the Purchase Agreements, the Borrowers (i) shall not, without the prior written consent of the Majority Banks, make any material amendments or modifications to any provision of the Purchase Agreements and
(ii) shall as promptly as practicable provide the Documentation Agent and the Administrative Agent (who shall promptly provide copies to each Bank on request) with true, correct and complete copies of all amendments or modifications to the Purchase Agreements.

        8.24 Capital Expenditures. The Borrowers shall not permit the aggregate amount of their Capital Expenditures (other than Capital Lease obligations) in any period set forth below to exceed as of the end of such period the sum of (a) the limit for such period, as set forth below, plus (b) any unexpended portion of the Capital Expenditures limit set forth below for the immediately preceding period.

                                                                                        Capital
                                 Period                                           Expenditures Limit
                                 ------                                           ------------------
 From January 1, 1996, through December 31, 1996                                      $33,000,000

 From January 1, 1997,  through December 31, 1997                                     $54,000,000

 From January 1, 1998,  through December 31, 1998                                     $38,000,000
 From January 1, 1999,  through March 31, 1999                                        $ 6,250,000

There shall be no limitations on Capital Expenditures (other than those required to ensure compliance with Sections 8.8, 8.11 and 8.12 hereof) after March 31, 1999.

        8.25 ERISA. The Borrowers shall not establish, maintain or contribute to any Plan or Multiemployer Plan.

        8.26 Qualified Distributions. CC II, L.P. may, in any period set forth below, make cash distributions to its constituent partners to enable its constituent partners or their respective parent companies to make scheduled debt service payments (but not payments or prepayments of principal) on the Indebtedness issued pursuant to the Indentures not to exceed the limit for such period as set forth below so long as immediately prior to such distribution and after giving effect thereto no Default shall have occurred and be continuing.

                                                                                        Qualified
                                  Period                                           Distribution Limit
                                  ------                                           ------------------

 From the Closing Date through December 31, 1996                                       $ 5,100,000

 From January 1, 1997, through December 31, 2000                                       $ 9,600,000

 From January 1, 2001, through December 31, 2001                                       $19,000,000
 From January 1, 2002, through December 31, 2002                                       $29,000,000

 From January 1, 2003, through December 31, 2003                                       $26,500,000

 From January 1, 2004, through December 31, 2004                                       $25,500,000
 From January 1, 2005,  through December 31, 2005                                      $23,500,000


; provided that after April 30, 2000 CC II L.P. may make additional cash distributions in each fiscal year period included in the above table in an amount not to exceed 50% of Excess Cash

Flow for the immediately preceding fiscal year, if (a) the April 15 prepayment required for such year (in which the distribution is to be made) pursuant to
Section 2.3(d) hereof shall already have been made and (b) immediately prior to such distribution and after giving effect thereto no Default shall have occurred and be continuing.

         Article 9.  Events of Default.

         If any of the following "Events of Default" shall occur and be continuing, namely:

         A. Any representation or warranty in this Agreement, in the Security Documents or in any certificate, statement or other document made or furnished to the Documentation Agent, the Administrative Agent or the Banks hereunder or under the Loan Documents shall prove to have been untrue or incorrect in any material respect when made; or

         B. Default in the payment when due of any principal of any Note or any Loan; or

         C. Default for three or more Business Days in the payment of any interest on any Note or any Loan or (other than as provided in Section 9.B) any other amount payable to the Banks or the Administrative Agent hereunder or under the Security Documents; or

         D. Default by any of the Borrowers in the performance or observance of any of their agreements in Section 8 hereof (other than in Sections 8.1, 8.2, 8.3, 8.7, 8.8 and 8.9) or in the Loan Documents; or

         E. Default by any of the Borrowers in the performance or observance of any of their other agreements herein (including but not limited to the agreements in Article 8 hereof expressly excluded by Section 9.D hereof) which remain unremedied for 30 or more days; or

         F. Any bonds, debentures, notes or other evidence of Indebtedness of any of the Borrowers in an aggregate amount exceeding $3,000,000 shall (i) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (ii) become due by their terms and shall not be promptly paid; or

         G. Any event of default or other event under any indenture, credit or loan agreement, note or other agreement or instrument under which Indebtedness of the Borrowers or any of their respective Subsidiaries in an aggregate amount exceeding $3,000,000 is outstanding, or by which any such Indebtedness is evidenced, shall have occurred which, with notice or lapse of time or both, would permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be; or any event of default or other event under any Interest Swap Agreement with respect to an aggregate amount exceeding $7,000,000 shall have occurred which, with notice or lapse of time or both, would permit the termination thereof by any party other than the applicable Borrower; or

         H. Any of the Borrowers shall be dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including any of the Borrowers or the constituent partners of CC II, L.P. or CC III, L.P.) seeking the dissolution or liquidation of any Borrower (and, in the case of proceedings commenced by Persons other than any of the Borrowers or the constituent partners of CC II, L.P. or CC III, L.P., shall continue unstayed for a period of 60 days); or

         I. Any Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         J. Any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
(vi) take any action (partnership or otherwise) for the purpose of effecting any of the foregoing; or

         K. A proceeding or case shall be commenced, without the application or consent of the applicable Borrower, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of any Borrower's debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of any Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 days; or an order for relief against any Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

         L. A final judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate shall be rendered by a court of record against any Borrower and such Borrower shall not (i) be adequately bonded or insured against such judgment or judgments, or (ii) discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 60 days from the date of entry thereof and within said period of 60 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

         M. Any Franchise (or group of Franchises) accounting for 5% or more of the Borrowers' Basic Subscribers shall be suspended, terminated or revoked such that the Borrowers are no longer able to operate such Franchise and retain the revenue received therefrom or the applicable Borrower or the grantors of any Franchise shall fail to renew such Franchise at the stated expiration thereof (unless such Franchise is temporarily renewed or extended at such time) such that the Borrowers are no longer able to operate such Franchise and retain the revenue received therefrom; or

         N.  Unless the Majority Banks shall have otherwise agreed in writing:
(i) (1) each of Jerald L. Kent, Howard L. Wood and Barry L. Babcock (or any substitute general partner which is not rejected by the Majority Banks, as provided below) shall cease for any reason to be a general partner of Charter Group, or (2) Charter Group shall for any reason fail to be controlled, directly or indirectly, by at least one of such individuals, or (3) a majority of the voting equity of and economic interests in Charter Group shall for any reason fail to be owned by at least one of such individuals; provided, however, that if any of the events described in clause (1), (2) or (3) above occurs solely as a result of the death, disability or legal incapacity of any such individual (or any substitute general partner which is not rejected by the Majority Banks, as provided below), such event shall not constitute an Event of Default unless (w) 90 days after the occurrence of such event, the Borrowers shall have failed to provide the Agents and the Banks with a written proposal as to the identity of one or more willing substitute general partners of Charter Group, together with a list of the names of the individuals proposed to be engaged in senior management of Charter Group, or (x) the Majority Banks shall have rejected, in writing, any such proposal given (within such 90-day period by the Borrowers) or (y) any such substitute general partner shall fail to become a general partner of Charter Group within a reasonable time thereafter or (z) the senior management proposed by the Borrowers as set forth in clause (w) above, or any combination thereof, shall for any reason fail to engage in senior management of Charter Group; or (ii) Charter Group shall for any reason fail to control Charter Communications, Inc., directly or indirectly, or Charter Group shall fail for any reason to own a majority of the voting equity of and economic interests in Charter Communications, Inc. (for purposes of this Section 9.N, "control" shall mean possession of the power to direct or cause the direction of management or policies, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); or

         O.  An event shall occur which has a Material Adverse Effect; or

         P. The occurrence of an event of default under either Indenture or any securities or evidence of Indebtedness issued pursuant thereto; or

         Q. If the terms of either Indenture or any securities or evidence of Indebtedness issued pursuant thereto provide for an event of default thereunder upon the occurrence of any Event of Default hereunder (other than (i) an Event of Default described in Section 9.P hereof; (ii) an Event of Default resulting from the failure to pay $7,500,000 or more in the aggregate of the outstanding principal of the Tranche A Loans, Tranche B Loans and Tranche C Loans (x) with respect to the Tranche A Loans, on the Tranche A Commitment Termination Date or on the date on which the Tranche A Loan Commitments are terminated in accordance with this Agreement; (y) with respect to the Tranche B Loans, on June 30, 2005, or the date on which the Tranche B Loans are required to be paid in full in accordance with this Agreement; or (z) with respect to the Tranche C Loans on December 31, 2005, or the date on which the Tranche C Loans are required to be paid in full in accordance with this Agreement; or (iii) an Event of Default resulting in the acceleration of the maturity of $7,500,000 or more in principal amount of the Indebtedness to the Banks hereunder).

THEREUPON, the Administrative Agent may (and at the request of the Majority Banks shall) by notice to the Borrowers specifying the particular Event or Events of Default which have occurred, terminate the Commitments hereunder and/or declare the principal of and interest on the Loans and the Notes (if then outstanding), and all other amounts owing hereunder, to be forthwith due and payable, whereupon the same will be and become forthwith due and payable, without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrowers, provided that, in the case of any Event of Default specified in
Section 9.H, Section 9.I, Section 9.J or Section 9.K hereof, the Commitments hereunder shall immediately and automatically terminate and the principal of and interest on the Loans and the Notes (if then outstanding), and such other amounts, shall be and become immediately due and payable, without presentment or demand for payment, notice of non-payment, protest or notice or demand of any kind, all of which are expressly waived by the Borrowers (it being understood and agreed that the joint obligations of each Borrower in respect of the obligations of the other Borrowers shall not be deemed to be released or adversely affected by the exercise or the refraining from exercising of any rights or remedies against the other Borrowers or any Collateral).

         Article 10.  The Agents.

        10.1 Appointment, Etc. Each Bank hereby irrevocably appoints and authorizes each of the Administrative Agent and the Documentation Agent to act as such Bank's agent hereunder and under the Loan Documents with such powers as are specifically delegated to the Administrative Agent or the Documentation Agent, as the case may be, by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. None of the Agents (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and the Loan Documents, and shall not by reason of this Agreement be a trustee for or any other Agent or any Bank; (b) shall be responsible to the other Agents or the Banks for any recitals, statements, representations or warranties contained in this Agreement or the Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Loan Documents, any Note or any other document referred to or provided for herein or for any failure by any Borrower or any other Person; (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or thereunder except to the extent requested by the Banks; and (d) shall be responsible for any action taken or omitted to be taken by it hereunder or thereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agents may each employ agents and attorneys- in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

        10.2 Reliance by Agents. The Agents shall each be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the applicable Agent. As to any matters not expressly provided for by this Agreement or the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with any instruction signed by the other Agents or the Banks, and such instructions of the Agents or Banks and any action taken or failure to act pursuant thereto shall be binding on the Agent or Bank signing such instructions.

        10.3 Defaults. None of the Agents shall be deemed to have knowledge of the occurrence of a Default (other than, in the case of the Administrative Agent, the non-payment of principal of or interest on Loans) unless it has received notice from another Agent, a Bank or the Borrowers specifying such Default and stating that such notice is a "Notice of Default." In the event that an Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the other Agents and the Banks (and the Administrative Agent shall give each other Agent and each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section
10.7 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

        10.4 Rights as a Bank. With respect to its Commitment and the Loans made by it, each Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity. Each of the Agents and their respective affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers (and any of their respective affiliates) as if it were not acting as an Agent, and each Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

        10.5 Indemnification. The Banks agree to indemnify each Agent (to the extent not reimbursed under Section 11.3 hereof, but without limiting the obligations of the Borrowers under said Section 11.3), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent, in any way relating to or arising out of this Agreement, the Notes or the Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrowers are obligated to pay under Section 11.3 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

        10.6 Non-Reliance. Each Bank agrees that it has, independently and without reliance on any of the Agents or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon any of the Agents, or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Loan Documents. No Agent shall be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement or the Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent or the Documentation Agent, as the case may be, hereunder and under the Loan Documents, no Agent shall have any duty or responsibility to provide any other Agent or any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) which may come into the possession of the Administrative Agent or the Documentation Agent or any of their respective affiliates.

        10.7 Failure to Act. Except for action expressly required hereunder, and under the Loan Documents, of the Administrative Agent or the Documentation Agent, as the case may be, the Administrative Agent and the Documentation Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder, unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        10.8 Resignation or Removal. Subject to the appointment and acceptance, as provided below, of a successor Administrative Agent or Documentation Agent, as applicable, each of the Administrative Agent and the Documentation Agent may resign at any time by giving notice thereof to the other and to the other Agents, the Banks and the Borrowers and each of the Administrative Agent and the Documentation Agent may be removed at any time for cause by the Majority Banks. Upon any such resignation or removal, the Banks acting jointly shall have the right to appoint a successor Administrative Agent or Documentation Agent, as appropriate. If no successor shall (in consultation with the Borrowers) have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's or Documentation Agent's giving of notice of resignation or the Banks' removal of the retiring Administrative Agent or Documentation Agent, then the retiring Agent may (with, so long as no Event of Default shall have occurred and be continuing the consent of the Borrowers, which shall not be unreasonably withheld), on behalf of the Banks, appoint its own successor, which shall be a Bank which has an office in New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment hereunder as a successor Administrative Agent or Documentation Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Documentation Agent, as the case may be, and the retiring Administrative Agent or Documentation Agent, as the case may be, shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's or Documentation Agent's resignation or removal hereunder, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Documentation Agent.

         Article 11.  Miscellaneous.

        11.1 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Notes, or the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Notes or the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein and in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

        11.2 Notices. All notices and other communications provided for herein shall be by telephone (except where written notice is expressly required hereby), or in writing and telephoned, telecopied, mailed or delivered by overnight courier or by hand to the intended recipient at the telephone number or "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other telephone number or address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier or delivered to an overnight courier service, in each case addressed as aforesaid or personally delivered or, in the case of a mailed notice, when actually received by the intended recipient; provided, however, that the notices to any Agent, shall not be effective as to such Agent until actually received; and provided further, however, that no Agent shall be liable to any party hereto in any way whatsoever as a result of actions or omissions resulting from any telephonic communications with any Loan Party. Telephoned notices shall be confirmed within three days by the sender by telecopy, overnight courier or hand delivery, provided that failure to confirm any such telephoned notice shall not affect its validity.

         11.3 Indemnity and Expenses.
            (a) The Borrowers will indemnify and hold harmless each Agent and each Bank from any liability, loss or damage resulting from the violation by any Borrower of Section 2.7 hereof. The Borrowers will also indemnify and hold harmless each Agent, each Bank and each of their respective directors, officers and employees and each Person, if any, who controls any Agent or any Bank from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which any of them may incur or which may be asserted against any of them (other than those arising as a result of the indemnified party's gross negligence or wilful misconduct) in connection with any litigation (including, without limitation, litigation arising under or pursuant to Environmental Laws) or other proceedings or investigation (including, without limitation, compliance with or contenting of any subpoenas or process issued against any of the indemnified parties) involving any Borrower or any of their respective Subsidiaries, CC II General Partner, CC III General Partner, or any officer, director or employee thereof other than litigation commenced by the Borrowers against (and which is determined adversely to) the indemnified party which seeks enforcement of the Borrowers' rights hereunder or under any Loan Document.
            (b) The Borrowers agree to pay: (1) the reasonable fees and expenses of Rubin Baum Levin Constant & Friedman, special counsel to the Documentation Agent, in connection with (A) the preparation, execution and delivery of this Agreement, the Loan Documents and the Notes and the making of the Loans hereunder regardless of whether any transaction contemplated hereby is consummated, (B) any amendment, modification or waiver of any of the terms of this Agreement, the Loan Documents or the Notes, and (C) filing and recording fees, and taxes and other charges incurred in connection with perfecting, maintaining and protecting the security interest of the Administrative Agent in the Collateral; and (2) after the occurrence of any Event of Default, all reasonable costs and expenses of the Administrative Agent (including reasonable counsel's fees and expenses) and all reasonable fees and expenses of counsel for the Banks collectively (which counsel shall be selected by the Majority Banks) in connection with the enforcement of this Agreement, the Loan Documents and the Notes.

        11.4 Amendments, Etc. Any provision of this Agreement may be modified or waived only by (and any agreement which changes the terms of subordination of any obligation of the Borrowers which is junior to the Indebtedness of the Borrowers to the Banks hereunder shall require) an instrument or instruments in writing signed by the Borrowers and the Majority Banks; provided, however, that
(a) the consent of each Bank shall be required for any amendment, modification or waiver which (1) increases such Bank's Commitment or the aggregate amount of the Commitments hereunder; (2) releases a Borrower from any obligation hereunder or changes the joint and several nature of the Borrowers' obligations hereunder; (3) releases any collateral securing the repayment of the Loans; (4) changes the definition(s) of "Applicable Margin," "Base Rate," "Fixed Base Rate," "Fixed Rate" or "Majority Banks" set forth in Section 1.1 hereof; (5) amends, modifies or waives any of the provisions of Section 2.3, 2.4, 4.2,
8.21 or this Section 11.4; and (6) the consent of the

Administrative Agent and the Documentation Agent shall be required for any amendment or modification of Article 10 hereof.

         11.5 Withholding Taxes.
            (a) Each Bank that is organized under the laws of any jurisdiction other than the United States of America or any State thereof and which could become completely exempt from withholding of taxes in respect of payment of any obligations due to such Bank hereunder relating to any of its Loans if such Loans were in registered form may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to register such Loans as hereinafter provided and to issue to such Bank Notes evidencing such Loans as registered Notes or to exchange Notes evidencing such Loans for new registered Notes, as Applicable. Registered Notes may not be exchanged for Notes that are not in registered form.
            (b) Each Bank and each Agent which is organized under the laws of any jurisdiction other than the United States of America or any State thereof
(1) represents to the other Agents and the Borrowers that (A) assuming compliance by the Borrower with the provisions of Section 11.5(a) hereof under applicable laws and treaties no taxes will be required to be withheld by the Administrative Agent or the Borrowers with respect to any payments to be made to such Bank or such Agent in respect of the amounts payable under this Agreement, the Note held by such Bank or any Security Document and (B) it has furnished to the Administrative Agent and the Borrowers two duly completed copies of U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 (wherein such Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) or U.S. Internal Revenue Service Form W-8, and (b) covenants, upon the Borrowers' or the Administrative Agent's request, to (1) provide the Administrative Agent and the Borrowers a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Bank and (2) comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.
            (c) Each holder of a registered Note (or, if such holder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower (with a copy to the Administrative Agent) prior to or at the time it becomes the holder of a registered Note, the applicable form described in the first sentence of Section 11.5(b) (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America), together with an annual certificate stating that such holder or beneficial owner, as the case may be, is not a "Bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in
Section 881(c)(3) of the Code. Each such holder promptly notify the Borrower (with a copy to the Administrative Agent) if at any time, such holder or beneficial owner, as the case may be, determines that it is no longer in a position to make the certification made in such certificate to the Borrower (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes).

            (d) The Administrative Agent, acting, for this purpose only, as agent of the Borrower shall maintain, at no extra charge to the Borrower, a register at the address to the Borrower, a register at the address to which notices to the Administrative Agent are to be sent under Section 11.2 hereof) on which register the Administrative Agent shall enter the name, address and taxpayer identification number (if provided) of the registered owner of the Loans evidenced by a registered Note or, upon the request of the registered owner, for which a registered Note has been requested. A registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only be registration of such assignment or transfer of such registered Note and the Loans evidenced thereby on the register. Any assignment or transfer of all or part of such Loans and the registered Note evidencing the same shall be registered on the register only upon compliance with the provisions of Section 11.6 and surrender for registration of assignment or transfer of the registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof, and thereupon one or more new registered Noted in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than the aggregate principal amount of such registered Notes is thereby transferred, the assignor or transferor. Prior to the due presentment for registration of transfer of any registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the registered Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.
            (e) Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax (or there is a change in law preventing delivery thereof), the Borrowers or Administrative Agent shall, in the case of payments to or for any Bank organized under the law of a jurisdiction outside the United States, (1) withhold taxes from such payments at the applicable statutory rate, or at a rate reduced by an applicable tax treaty (provided that the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that such reduced rate applies) and (2) pay such Bank such payment net of any taxes withheld. To the extent that the Borrowers are obligated hereunder, the Borrowers shall provide evidence that such taxes of any nature whatsoever in respect of this Agreement, any Loan or any Note shall have been paid to the appropriate taxing authorities by delivery to the Bank on whose account such payment was made of the official tax receipts or notarized copies of such receipts within thirty (30) days after payment of such tax. If the Borrowers fail to make any such payment when due, the Borrowers shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable by any Bank as a result of any such failure.
            (f) Each Bank agrees that it will not assign any Loans or portions thereof made by it hereunder to any Person if, at the time of such assignment, any taxes would be required to be withheld by the Administrative Agent or the Borrowers with respect to any payments to be made to such Person under this Agreement, the Note or portion thereof assigned to such Person or any Security Document. As promptly as practicable following any assignment of any Loans or portions thereof to an entity organized under the laws of any jurisdiction other than the United States of America or any State thereof, the assignee shall furnish the Administrative Agent and the Borrowers two duly completed copies of U.S. Internal Revenue Service Form 4224, U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Form W-8.

         11.6 Successors and Assigns.
            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign their respective rights or obligations hereunder, under the Notes or under the Loan Documents without the prior written consent of each of the Agents and each of the Banks.
            (b) Each Bank may sell assignments of up to one hundred percent (100%) of its interest hereunder to (1) one or more affiliates of such Bank (subject, in the case of Tranche A Loan Commitments to the requirements set forth in clause (v) of Section 11.6(c) hereof) or any other Bank, or (2) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (no assignment under this clause (2) shall relieve such Bank from its obligations hereunder).
            (c) Each of the Banks may at any time enter into assignment agreements (but not participations) with one or more Persons pursuant to which each Bank may assign its interest under this Agreement and the other Loan Documents, including, its interest in any particular Loan or portion thereof, provided, that (1) all assignments (other than assignments described in clause
(b) hereof) of Tranche A Loans shall be in minimum principal amounts of $10,000,000 (unless after giving effect to all contemporaneous assignments to such Person, such Person has a minimum Tranche A Loan Commitment of $10,000,000), (2) all assignments (other than assignments described in clause
(b) hereof) of Tranche B Loans or Tranche C Loans which are not assignments of 100% of the assignor's interest in Tranche B or Tranche C Loans, as the case may be. shall be in minimum principal amounts of $4,000,000 (unless after giving effect to all contemporaneous assignments to such Person, such Person holds Tranche B Loans or Tranche C Loans, as the case may be, in an aggregate principal amount of $4,000,000), (3) without the consent of the Borrowers, no Bank may assign more than forty nine percent (49%) of its interest in any Class of Loan hereunder unless such assignment constitutes an assignment of 100% of such Bank's interests in such Class of Loan, and (4) all assignments (other than assignments described in clause (b) hereof) shall be subject to the following additional terms and conditions:

                 (i) No assignment (except assignments permitted in Section 11.6(b) hereof) shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrowers, all of which consents shall not be unreasonably withheld;

                 (ii) The Borrowers, the Administrative Agent, and the Banks agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit 11.6 attached hereto. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Bank at the time of any assignment hereunder;

                 (iii) Each Bank agrees to provide the Administrative Agent and the Borrowers with prompt written notice of the making of any assignments of its interests hereunder;

                 (iv) No assignment of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law; and

                 (v) No such assignment of a Tranche A Loan Commitment may be made to any Bank or other financial institution (A) that does not have a minimum capital and surplus of $500,000,000, (B) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed and (C) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement
            Date).

        (d) Nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.
        (e) The provisions of this Section 11.6 shall not apply to any purchase of participations among the Banks pursuant to Section 4.5 hereof.

        11.7 Survival.  The obligations of the Borrowers under Article 5 and
Section 11.3 hereof shall survive the repayment of the Loans and the termination of the Commitments.

        11.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        11.9 Captions. Captions and section headings appearing herein are included solely for convenience of reference only and are not intended to affect the interpretation of any provision of this Agreement.

        11.10 Independent Remedies. Anything in this Agreement to the contrary notwithstanding, each Bank shall have the right to protect and enforce its rights arising out of this Agreement in respect of amounts due to it hereunder or under the Notes (whether at maturity by acceleration or otherwise) without it being necessary for any other Bank or any Agent to be joined as an additional party in any proceedings instituted by such Bank with respect to such obligations or without it being necessary for any other Bank or any Agent to authorize or consent to the institution of any such proceedings.

        11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE WHOLLY PERFORMED WITHIN THAT STATE.

        11.12 SERVICE OF PROCESS. EACH BORROWER BY ITS EXECUTION HEREOF (I) HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTES, THE LOAN DOCUMENTS OR THE SUBJECT MATTER HEREOF AND THEREOF AND (II) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE CIVIL PRACTICE LAW AND RULES OF THE STATE OF NEW YORK, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED IN OR PURSUANT TO SECTION 11.2 HEREOF IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

        11.13 Recourse to Partners. The Banks shall not have any recourse to CC II General Partner, CC III General Partner or any of the limited partners of CC II, L.P. or CC III, L.P. in connection with the enforcement of this Agreement, the Notes or the Security Documents, except for the recourse expressly set forth in the Security Documents. Except as set forth in the preceding sentence, the Banks shall have recourse only to the Borrowers themselves, and to the Banks' rights and remedies under this Agreement, the Note, and the Security Documents in connection with the enforcement of any of the Banks' rights thereunder.

        11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

        11.15 Waiver of Trial by Jury. Each of the parties hereto hereby agrees to waive and hereby waives the right to trial by jury in any court and in any action or proceeding of any type in which, any of the parties hereto, or any of their respective successors and assigns is a party as to all matters and things arising out of this Agreement, the Notes or the Loan Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. CHARTER COMMUNICATIONS II, L.P.

                         By: CCP II, Inc., General Partner




                         By:_______________________________
                               Title:


                                       Address for Notices:

                         12444 Powerscourt Drive, Suite 400
                         St. Louis, Missouri 63131-3660
                         Telecopier No.:
                         Attention:

                         with copies to:

                         12444 Powerscourt Drive
                         Suite 400
                         St. Louis, Missouri 63131-3660
                         Telecopier No.:
                         Attention:
                                         and

                         Paul, Hastings, Janofsky & Walker
                         600 Peachtree Street, N.E.
                         Suite 2400
                         Atlanta, Georgia 30308-2222
                         Telecopier No.: (404) 815-2424
                         Attention:  Kevin Conboy, Esq.



                         CHARTER COMMUNICATIONS III, L.P.

                         By: CCP III, Inc., General Partner




                         By:______________________________
                               Title:

                                       Address for Notices:


                         12444 Powerscourt Drive, Suite 400
                         St. Louis, Missouri 63131-3660
                         Telecopier No.:

                       Attention:

                       with copies to:

                       12444 Powerscourt Drive

                       Suite 400
                       St. Louis, Missouri 63131-3660

                       Telecopier No.:
                       Attention:

                                         and

                       Paul, Hastings, Janofsky & Walker
                       600 Peachtree Street, N.E.

                       Suite 2400
                       Atlanta, Georgia 30308-2222

                       Telecopier No.: (404) 815-2424
                       Attention:  Kevin Conboy, Esq.



                       PEACHTREE CABLE TV, INC.



                       By:___________________________
                             Title:


                                   Address for Notices:

                       12444 Powerscourt Drive, Suite 400
                       St. Louis, Missouri 63131-3660

                       Telecopier No.:
                       Attention:


                       with copies to:

                       12444 Powerscourt Drive
                       Suite 400

                       St. Louis, Missouri 63131-3660
                       Telecopier No.:

                       Attention:
                                            and


                       Paul, Hastings, Janofsky & Walker
                       600 Peachtree Street, N.E.

                       Suite 2400
                       Atlanta, Georgia 30308-2222

                       Telecopier No.: (404) 815-2424
                       Attention:  Kevin Conboy, Esq.

                  TORONTO DOMINION (TEXAS), INC.,
                   as Arranging Agent, Administrative
                   Agent and as a Bank


                  By:______________________________

                        Title:

                           Address for Notices:

                  Toronto Dominion (Texas), Inc.

                  909 Fannin, Suite 1700
                  Houston, Texas  77010

                  Telecopier No.:  (713) 653-8234
                  Attention:  Manager, Agency


                  with copies to:

                  The Toronto Dominion Bank
                  31 West 52nd Street

                  New York, New York 10019-6101
                  Telecopier No.: (212) 468-0732

                  Attention: Melissa Glass

                   NATIONSBANK OF TEXAS, N.A.,
                    as Managing Agent



                   By:__________________________________
                         Title:

                                   Address for Notices:


                   901 Main Street, 64th Floor
                   Dallas, Texas 75202

                   Telecopier No.: (214) 508-9390
                   Attention:  Mr. Hutch  McClendon

                                     Ms. Jennifer Zydney

                   with copies to:

                   Ms. Kay Maleiny

                   Banking Officer
                   901 Main Street, 14th Floor

                   Dallas, Texas 75202
                   Telecopier No.: (214) 508-2020


                   CIBC INC.,

                    as Managing Agent


                   By:____________________________

                         Title:

                             Address for Notices:


                   425 Lexington Avenue

                   New York, New York 10017
                   Telecopier No.: (212) 856-3558

                   Attention:  Matthew B. Jones
                                    Vice President

                                 with copies to:


                   2727 Paces Ferry Road, Suite 1200
                   Atlanta, Georgia 30339

                   Telecopier No.: (404) 319-4950
                   Attention:  Ms. Layne Carson

                                                       Schedule 1
                                                       Commitments
                                                       -----------


                         Tranche A                   Tranche B                  Tranche C
Bank                  Loan Commitment             Loan Commitment            Loan Commitment
----                  ---------------             ---------------            ---------------




